As filed with the Securities and Exchange Commission on September 15, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 AMENDMENT NO. 1

                                   ----------

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_| Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-12

                                   ----------

                       ROBOCOM SYSTEMS INTERNATIONAL INC.
                (Name of Registrant as Specified in Its Charter)

      (Name(s) of Person Filing Proxy Statement, if Other than Registrant)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                       ROBOCOM SYSTEMS INTERNATIONAL INC.

                          NOTICE OF SPECIAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON OCTOBER 11, 2005

                                        September __, 2005

To Our Shareholders:

      Notice is hereby given that a special meeting of shareholders of Robocom Systems International Inc., a New York corporation (referred to herein as "we" or "us"), will be held in the Executive Conference Room of our corporate offices located at 511 Ocean Avenue, Massapequa, New York 11758, on October 11, 2005, at 10:00 a.m., local time, for the following purposes:

      1. To approve the proposed sale of substantially all of our assets to Avantce RSI, LLC pursuant to the asset purchase agreement annexed to the accompanying proxy statement.

      2. To transact such other business as may properly come before the special meeting and any adjournments thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice.

      Our board of directors has fixed August 19, 2005 as the record date for the determination of our shareholders entitled to notice of, and to vote at, the special meeting. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the special meeting during ordinary business hours at our corporate office located at 511 Ocean Avenue, Massapequa, New York 11758, during the ten (10) business days prior to the special meeting and during the special meeting.

      Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card, to ensure that your shares will be represented at the meeting. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. You should not send any certificates representing stock with your proxy card.

                                        For the Board of Directors

                                        Irwin Balaban
                                        Chairman of the Board
                                        and Chief Executive Officer

                                TABLE OF CONTENTS

SUMMARY TERM SHEET ........................................................    i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING ...........................    v

INFORMATION CONCERNING SOLICITATION AND VOTING ............................    1

   Record Date and Voting Securities ......................................    1
   Revocability of Proxies ................................................    1
   Voting and Solicitation ................................................    1
   Quorum; Abstentions; Broker Non-Votes ..................................    2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS .........................    2

PROPOSAL NO. 1 TO APPROVE THE PROPOSED ASSET SALE .........................    3

   General ................................................................    3
   Background of the Asset Sale ...........................................    3
   Information about the Buyer ............................................    4
   Our Reasons for the Asset Sale .........................................    5
   Summary of the Terms of the Asset Purchase Agreement ...................    6
   Assets to be Sold ......................................................    6
   Obligations to be Assumed by Avantaee ..................................    7
   Purchase Price .........................................................    7
   Indemnification ........................................................    8
   Termination ............................................................    8
   Other Terms ............................................................    8
   Interests of our Directors and Executive Officers ......................    9
   Regulatory Approvals ...................................................    9
   Use of Proceeds from the Proposed Asset Sale ...........................   10
   Business of the Company Following the Asset Sale .......................   11
   Material United States Federal Income Tax Consequences .................   11
   Treatment of Outstanding Stock Options .................................   12
   Appraisal Rights .......................................................   12
   Vote Required and Board Recommendation .................................   14

SHAREHOLDER PROPOSALS .....................................................   14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ............   15

OTHER MATTERS .............................................................   15

EXPERTS ...................................................................   16

ANNUAL REPORT .............................................................   16

PRO FORMA FINANCIAL STATEMENTS ............................................   16

INCORPORATION OF DOCUMENTS BY REFERENCE ...................................   16

WHERE YOU CAN FIND MORE INFORMATION .......................................   16

                                TABLE OF CONTENTS
                                   (continued)

ANNEX A - Asset Purchase Agreement

ANNEX B - Copy of Section 623 and 910 of the New York Business Corporation Law regarding Appraisal Rights

ANNEX C - Pro Forma Financial Statements


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

                               SUMMARY TERM SHEET

      You are being asked to vote on the proposed asset sale. For your convenience, we have set forth below a summary of certain information relating to the asset sale that is contained under Proposal No. 1 in the accompanying proxy statement. This summary does not contain all of the information that you may consider to be important in determining how to vote on the proposed asset sale. You should carefully read the entire proxy statement and the other documents to which we refer. These will give you a more detailed description of the proposed asset sale. Each item in this summary refers to the pages where that subject is discussed in greater detail elsewhere in the accompanying proxy statement.

General (Page 3)

      On August 16, 2005, our Board of Directors unanimously approved the Asset Purchase Agreement between our company and Avantce RSI, LLC, under which we agreed to sell substantially all of our assets to Avantce for a total purchase price of $3,170,000 (subject to certain adjustments), to be paid by Avantce by a combination of cash and the delivery of a promissory note. A copy of the Asset Purchase Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the Asset Purchase Agreement in its entirety.

Background of the Asset Sale (Page 3)

      On an ongoing basis, our Board of Directors and senior management periodically reviewed the outlook for the inventory and warehouse management services industry, as well as our company's financial condition and growth prospects. Based on the belief that future growth would require a significant investment of cash for operations, updates and enhancements to our RIMS product offerings and marketing, senior management proposed to our Board of Directors that our company explore alternative strategies for maximizing shareholder value.

      In November 2004, we retained Brummel Holdings LLC, an investment banking advisory firm based in Sands Point, New York ("Brummel") and between November 2004 and February 2005, Brummel contacted several companies about a possible transaction with our company. In February 2005, Irwin Balaban, our Chief Executive Officer, received an unsolicited telephone call from a representative of Avantce who indicated an interest on the part of Avantce in exploring a possible acquisition transaction with our company. The inquiry was referred to Lawrence Balaban of Brummel, who contacted Mr. Aivers Lode, a Managing Director of Avantce. During the period from March 2005 through May 2005, representatives of Avantce made several visits to our offices and Brummel negotiated the terms of the asset sale on behalf of our company. In June 2005, we began negotiating an asset purchase agreement.

      On August 16, 2005, our Board of Directors met to consider the proposed draft of the asset purchase agreement. Following a full discussion, the Board unanimously approved the proposed asset purchase agreement and authorized officers of our company to execute the definitive asset purchase agreement. The Board also determined that the financial terms of the asset sale were fair to our company's shareholders. On August 17, 2005, the definitive asset purchase agreement was executed by the parties.

Information about the Buyer (Page 4)

      The purchaser of our assets will be Avantce RSI, LLC, a Delaware limited liability company. Avantce is a private investment company focused on investments in mature segments of the information technology industry. Its principal place of business is 508 Ashley Way, Peachtree City, Georgia. Avantce is not an affiliate of our company. For more information regarding Avantce, you may visit Avantce's website at www.avantce.com.

Our Reasons for the Asset Sale (Page 5)

      Our Board of Directors considered the risks and challenges facing our company in the future as compared to the opportunities available to our company in the future and concluded that the asset sale was the best alternative for maximizing value to our shareholders. In approving the proposed asset sale to Avantce, our Board of Directors considered a number of factors, including our future growth will require significant investments of cash for operations and marketing, we have explored other strategic alternatives and received no offers, the value of our


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

assets may decline with the passage of time, Avantce will assume substantially all of our liabilities which will increase our attractiveness to private companies that might be interested in a business combination transaction with a "public shell" company and the increasing cost of being a publicly-traded company, among other factors.

Assets to be Sold (Page 6)

      The assets we propose to sell to Avantce primarily consist of our RIMS software product, all of our intellectual property rights, contracts, accounts receivables and tangible personal property and certain cash. The assets to be sold are substantially all of the assets of our company.

Obligations to be Assumed by Avantce (Page 7)

      Avantce will assume all of the liabilities pertaining to our business and the assets to be sold, except for certain liabilities specifically excluded.

Purchase Price (Page 7)

      Avantce will pay us a total purchase price of $3,170,000 for our assets, subject to certain adjustments. Of such amount, $2,970,000 will be paid in cash at the closing, subject to certain 90-day deferrals, and $200,000 of the purchase price will be paid pursuant to a promissory note that will be payable over a period not to exceed two years. The cash portion of the purchase price payable at closing will be reduced, dollar-for-dollar, to the extent the value of our working capital (defined as the sum of our cash on hand plus the amount of our accounts receivable minus the amount of our accounts payable assumed by Avantce) at the time of closing is less than a targeted amount of $1,025,000. We anticipate that our working capital on the closing date will exceed $1,025,000, although there can be no assurance of any such excess. The Asset Purchase Agreement does not provide for any other adjustments to the purchase price amount.

Indemnification (Page 8)

      Each of Irwin Balaban, our Chairman of the Board and Chief Executive Officer, and Herbert Goldman and Lawrence Klein, members of our Board of Directors (collectively, the "Principal Shareholders") has agreed to indemnify Avantce and its affiliates against any damages that Avantce may incur resulting from any material misrepresentation contained in the Asset Purchase Agreement or any material breach of warranty or any default in the performance of any covenant or obligation of our company under the Asset Purchase Agreement. The indemnification obligations of the Principal Shareholders are capped at a total of $2,500,000 for claims relating to intellectual property and $500,000 for all other claims. The representations and warranties of the Principal Shareholders survive for one year after the closing. Furthermore, the Principal Shareholders are not required to indemnify Avantce unless and until its losses exceed $50,000, and then only to the extent the losses exceed such amount up to the applicable cap. Under an indemnification agreement dated as of August 17, 2005, our company has agreed to indemnify each of the Principal Shareholders for any damages that any Principal Shareholder may incur as a result of the indemnification obligations undertaken by the Principal Shareholders in the Asset Purchase Agreement.

Termination of the Asset Purchase Agreement (Page 8)

      The Asset Purchase Agreement may be terminated by us or Avantce by mutual written consent or if we fail to obtain shareholder approval of the asset sale. It may also be terminated by either party (1) upon the material breach any of representation, warranty or covenant by the other party that is not cured within 15 days of receipt of written notice thereof or (2) if the closing of the asset sale shall not have occurred on or before October 31, 2005 because one or more of the conditions to the other party's obligation to close has not been met.

Other Terms of the Asset Purchase Agreement (Page 8)

      In the Asset Purchase Agreement, the Principal Shareholders make certain customary representations and warranties to Avantce about our business and assets. In addition, the Asset Purchase Agreement contains closing conditions to the asset sale, including the condition that we shall have received shareholder approval of the asset


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

sale, among other conditions.

Interests of our Directors and Executive Officers (Page 9)

      Upon consummation of the asset sale, Irwin Balaban, our Chairman of the Board and Chief Executive Officer, and Herbert Goldman and Lawrence Klein, members of our Board of Directors, will each receive $76,667, payable in four equal quarterly installments, in consideration of their willingness (i) to agree not to compete with Avantce for a five-year period and (ii) to make certain representations and warranties in the Asset Purchase Agreement about our company and the assets being sold. Messrs. Balaban, Goldman and Klein beneficially own approximately 24%, 22% and 16%, respectively, of our outstanding shares of common stock and also were founders of our company. As shareholders of our company, Messrs. Balaban, Goldman and Klein will receive their pro rata portion of the dividends, if any, paid to our shareholders of certain proceeds of the asset sale.

Use of Proceeds from the Proposed Asset Sale (Page 10)

      In connection with the asset sale, we will receive approximately $2,970,000, of which an estimated $75,000 will be used to pay expenses related to the asset sale transaction, including legal, accounting and printing fees and expenses and $130,000 will be used to pay the fee of Brummel Holdings, LLC. Any remaining proceeds, together with any retained excess working capital, will be used for general business purposes, such as the expenses of meeting our reporting obligations under the Securities Exchange Act of 1934 as we seek a merger partner for our remaining "public shell" company, and, if necessary, for the settlement or satisfaction of our retained liabilities, or will be distributed to our shareholders as a dividend. Our Board of Directors has not approved a dividend in connection with the proposed transaction and, thus, no amounts will be paid to you upon consummation of the asset sale unless a dividend is hereafter declared. There can be no assurance that our Board will declare a dividend in the future.

Business of Our Company Following the Asset Sale (Page 11)

      We have not yet made any determination about future business plans once the asset sale is consummated. Our Board of Directors is evaluating several possible directions, including (i) the liquidation and dissolution of our company, including the payment of a liquidating cash dividend to our shareholders or (ii) the payment of a cash dividend equal to a portion of the proceeds of the asset sale and a transaction in which we merge our "public shell" corporation with a privately-held operating business and our shareholders retain some ownership interest in the surviving public corporation. We have not determined which option we will pursue. Furthermore, we may not choose any of the foregoing options and may, instead, pursue one or more options not yet considered. Currently, we have no commitments or agreements with any other person or entity regarding a proposed transaction.

Appraisal Rights (Page 12)

      Under Section 910 of the New York Business Corporation Law ("NYBCL"), holders of our company's common stock who follow the procedures set forth in
Section 623 of the NYBCL (the "Appraisal Statute") will be entitled to have their common stock appraised by a New York State Court and to receive payment of the "fair value" of such shares as determined by such court. The Appraisal Statute is reprinted in its entirety as Annex B to the accompanying proxy statement. Any shareholder who wishes to exercise such appraisal rights or to preserve the right to do so, should review the discussion on Page 11 of the accompanying proxy statement and Annex B carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' appraisal rights under the NYBCL. Each party in any appraisal proceeding will bear its own costs and expenses, including the fees of counsel and any experts employed by it, unless the court determines otherwise.

Vote Required and Board Recommendation (Page 14)

      The approval of the asset sale to Avantce requires the affirmative vote of the shareholders holding at least two-thirds (2/3) of the outstanding shares of our common stock. All members of the Board of Directors and each of our executive officers who hold (or are deemed to hold) as of the record date an aggregate of approximately 2,587,300 shares of our common stock (approximately 56.36% of the outstanding shares of common stock as of the record date) have indicated that they will vote in favor of the proposal. The Board of Directors believes that the


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

asset sale is in the best interests of our company and our shareholders and recommends a vote "FOR" the proposal.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:    What proposal will be voted on at the special meeting?

A: The proposal to be voted on at the special meeting is whether to approve the sale of substantially all of our assets to Avantce. The assets that we propose to sell to Avantce primarily consist of our RIMS software product, all of our intellectual property rights, contracts, accounts receivables and tangible personal property and certain cash, all pursuant to the terms of the Asset Purchase Agreement attached to the accompanying proxy statement as Annex A. The proposed sale of assets is referred to as the "asset sale". The assets to be sold in the asset sale are substantially all of the assets of our company.

Q:    What will happen if the asset sale is approved?

A: If the asset sale is approved, we will proceed to consummate the sale of assets subject to the satisfaction of the closing conditions set forth in the Asset Purchase Agreement. We anticipate the transaction will close shortly following the special meeting; however, the timing of the closing is dependent upon the satisfaction of such closing conditions. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Summary Terms of the Asset Purchase Agreement."

Q:    What will happen if the asset sale is not approved?

A: We will review all options for continuing operations, and we will potentially seek to sell our stock or assets to a third party. There can be no assurance that any third party will offer to purchase our stock or assets for a price equal to or greater than the price proposed to be paid by Avantce in the asset sale, or that our stock or assets can be sold at all. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Other Terms."

Q: What is our Board of Directors' recommendation with respect to the asset sale proposal?

A: Our Board of Directors recommends a vote "FOR" approval of the asset sale. See "Proposal No. 1 -To Approve the Proposed Asset Sale - Vote Required and Board Recommendation."

Q: Why does our Board of Directors believe the asset sale is in the best interest of our company's shareholders?

A: The Board considered the risks and challenges facing our company in the future as compared to the opportunities available to our company in the future and concluded that the asset sale was the best alternative for maximizing value to our shareholders. See "Proposal 1 - To Approve the Proposed Asset Sale - Background of the Asset Sale" and "Proposal 1 - To Approve the Proposed Asset Sale Reasons for the Asset Sale."

Q:    Will I receive a dividend on my shares as a result of the asset sale?

A: Our Board of Directors has not approved a dividend in connection with the proposed transaction and, thus, no amounts will be paid to you upon consummation of the asset sale unless a dividend is hereafter declared. There can be no assurance that our Board will declare a dividend in the future. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Use of Proceeds from the Proposed Asset Sale."

Q:    Do I have any appraisal rights in connection with the asset sale?

A: Yes. Under Section 910 of the New York Business Corporation Law, shareholders that duly exercise their


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

      appraisal rights in connection with the proposed asset sale will be entitled to have their shares of our common stock appraised by a New York State Court and to receive the "fair value" of such shares. Each party in any appraisal proceeding will bear its own costs and expenses, including the fees of counsel and any experts employed by it, unless the court determines otherwise. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Appraisal Rights."

Q:    What vote is required to approve the asset sale?

A: The proposal to approve the asset sale to Avantce requires the affirmative vote of our shareholders holding two-thirds (2/3) of our outstanding shares of common stock. All members of the Board of Directors and each of our executive officers who hold (or are deemed to hold) as of the record date an aggregate of approximately 2,587,300 shares of our common stock (approximately 56.36% of the outstanding shares of common stock as of the record date) have indicated that they will vote in favor of the proposal. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Vote Required and Board Recommendation."

Q:    What do I need to do now?

A: After carefully reading and considering the information contained in the accompanying proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. A majority of shares entitled to vote must be represented at the meeting to enable our company to conduct business at the special meeting. See "Information Concerning Solicitation and Voting."

Q:    Can I change my vote after I have mailed my signed proxy?

A: Yes. You can change your vote at any time before proxies are voted at the special meeting. You can change your vote in one of three ways. First, you can send a written notice via registered mail to our Secretary at our executive offices, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy to us. Third, you can attend the meeting and vote in person. See "Information Concerning Solicitation and Voting."

Q: If my broker holds my shares in "street name", will the broker vote the shares on my behalf?

A: A broker will vote shares ONLY if the holder of the shares provides the broker with instructions on how to vote. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes," will not be voted in favor of such matter. The proposal to approve the asset sale is a proposal that requires the affirmative vote of two-thirds (2/3) of our outstanding shares to be approved by our shareholders. Accordingly, broker non-votes will have the effect of a vote against the proposal. We encourage all shareholders whose shares are held in street name to provide their brokers with instructions on how to vote. See "Information Concerning Solicitation and Voting - Quorum; Abstentions; Broker Non-Votes."

Q:    Who can help answer my questions?

A: If you have any questions or need assistance with regard to voting your shares, please contact our proxy solicitor at:

                      The Altman Group, Inc.
                      1275 Valley Brook Avenue
                      Lyndhurst, NJ  07071
                      Telephone No.: (201) 806-2214
                      Facsimile No.: (201) 460-0050


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

      If you have any questions about the special meeting or the proposals to be voted on at the special meeting, or if you need additional copies of the accompanying proxy statement or copies of any of our public filings referred to in the accompanying proxy statement, you should contact our Investor Relations Department at (516) 795-5100. Our public filings can also be accessed at the Securities and Exchange Commission's web site at www.sec.gov. See "Where You Can Find More Information."


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

                       ROBOCOM SYSTEMS INTERNATIONAL INC.

                                511 Ocean Avenue
                           Massapequa, New York 11758

                                 PROXY STATEMENT

                           FOR THE SPECIAL MEETING OF

                   SHAREHOLDERS TO BE HELD ON OCTOBER 11, 2005

      Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Robocom Systems International Inc. for use at our special meeting of Shareholders (the "special meeting") to be held on October 11, 2005 at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The special meeting will be held in the Executive Conference Room of our corporate offices located at 511 Ocean Avenue, Massapequa, New York 11758.

      This proxy statement and the enclosed proxy card are first being mailed on or about September __, 2005 to our shareholders entitled to vote at the meeting. Accompanying this proxy statement is a copy of our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2005.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities

      Shareholders of record as of August 19, 2005 (the "record date") are entitled to notice of and to vote at the special meeting. As of the record date, 4,540,984 shares of our common stock were issued and outstanding.

Revocability of Proxies

      Execution of a proxy will not in any way affect a shareholder's right to attend the special meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by written notice delivered to our Secretary at our principal executive offices at any time before it is exercised, by completing and submitting a new proxy, or by voting in person at the special meeting.

Voting and Solicitation

      Each share of common stock outstanding as of the record date will be entitled to one vote and shareholders may vote in person or by proxy. At the special meeting, we will be asking our shareholders to vote on a proposal to approve the sale of substantially all of our assets to Avantce RSI, LLC., a Delaware limited liability company ("Avantce"). We are soliciting shareholders to authorize proxies to vote with respect to this proposal. The proposed sale of assets to Avantce is referred to as the "asset sale". Our Board of Directors knows of no other matters to be presented at the special meeting. If any other matter should be presented at the special meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

      The solicitation of proxies in the accompanying form is made by, and on behalf of, our Board of Directors and we will bear the cost of soliciting proxies. We have retained The Altman Group, Inc. to assist us in soliciting proxies, and estimate that their fees for such service will be approximately $4,500 plus an amount for reimbursable expenses. There will be no solicitation of proxies other than through the proxy solicitor or by mail or personal solicitation by our officers, directors and employees, and no additional compensation will be paid to such persons in connection with such services. We or the proxy solicitor will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them.

Quorum; Abstentions; Broker Non-Votes

      The presence in person or by proxy of the holders of at least a majority of the outstanding shares of common stock entitled to vote at the special meeting is necessary to establish a quorum for the transaction of business. The Inspector of Elections will tabulate votes cast by proxy or in person at the special meeting with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Abstentions are included in the number of shares present or represented at the special meeting.

      Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes," and shares which abstain from voting as to a particular matter, will not be voted in favor of such matters. The proposal to approve the asset sale to Avantce also requires the affirmative vote of shareholders holding at least two-thirds (2/3) of our outstanding shares. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to approve the asset sale to Avantce. Broker non-votes will be counted for purposes of determining the absence or presence of a quorum. We encourage all shareholders whose shares are held in street name to provide their brokers with instructions on how to vote.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS MADE IN THIS PROXY STATEMENT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY TERMINOLOGY SUCH AS "MAY", "WILL", "SHOULD", "EXPECTS", "INTENDS", "ANTICIPATES", "BELIEVES", "ESTIMATES", "PREDICTS", OR "CONTINUE" OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY AND INCLUDE, WITHOUT LIMITATION, STATEMENTS BELOW REGARDING:
COMPLETION OF THE ASSET SALE, POSSIBLE ADJUSTMENTS TO THE PURCHASE PRICE, ASSESSMENT OF PROSPECTS OF CONTINUING IN BUSINESS, OUR COMPANY'S DIFFICULTY IN RAISING CAPITAL, OUR COMPANY'S RIGHTS TO ITS TECHNOLOGIES, PROSPECTIVE TAX TREATMENT UNDER U.S. AND OTHER LAW OF ASSET SALE, OUR COMPANY'S NET-OPERATING LOSS CARRY-FORWARDS, OTHER POTENTIAL ACQUIRORS, REGULATORY APPROVALS RELATING TO THE ASSET SALE, POTENTIAL INDEMNIFICATION PAYMENTS RELATING TO THE ASSET SALE, EFFECTS OF THE ASSET SALE, REASONS FOR THE ASSET SALE, OUR COMPANY'S PLANS FOLLOWING COMPLETION OF THE ASSET SALE, OR SUFFICIENCY OF CASH RESERVES FOLLOWING THE ASSET SALE. BECAUSE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, THERE ARE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. ALTHOUGH WE BELIEVE THAT EXPECTIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS. MOREOVER, NEITHER WE NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF THESE FORWARD-LOOKING STATEMENTS. WE ARE UNDER NO DUTY TO UPDATE ANY FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS PROXY STATEMENT TO CONFORM SUCH STATEMENTS TO ACTUAL RESULTS.

                                 PROPOSAL NO. 1

                       TO APPROVE THE PROPOSED ASSET SALE

General

      On August 16, 2005, our Board of Directors unanimously approved the Asset Purchase Agreement between our company and Avantce RSI, LLC, under which we agreed to sell substantially all of our assets to Avantce for a total purchase price of $3,170,000 (subject to certain adjustments), to be paid by Avantce by a combination of cash and the delivery of a promissory note. The material terms of the Asset Purchase Agreement are summarized below. A copy of the Asset Purchase Agreement is attached as Annex A to this proxy statement. We encourage you to read the Asset Purchase Agreement in its entirety.

Background of the Asset Sale

      On an ongoing basis, our Board of Directors and senior management periodically reviewed the outlook for the inventory and warehouse management services industry, as well as our company's financial condition and growth prospects. Based on the belief that future growth would require a significant investment of cash for operations, updates and enhancements to our RIMS product offerings and marketing, senior management proposed to the Board of Directors that our company explore alternative strategies for maximizing shareholder value.

      In November 2004, we retained Brummel Holdings LLC, an investment banking advisory firm based in Sands Point, New York ("Brummel"), to assist us in developing a plan for the future of our company. We asked Brummel to conduct research in three alternative areas: mergers and acquisitions, institutional investment and financing, and sales enhancements. At a meeting of our Board of Directors on December 8, 2004, Brummel made a presentation that outlined the proposed scope of its services and cited examples of transactions in each of the areas mentioned above.

      Between November 2004 and February 2005, Brummel contacted several companies about a possible transaction with our company. On November 4, 2005, Brummel presented senior management with an offer by a privately-held financial firm to make an investment of $1 million in our company through the purchase of shares of convertible preferred stock representing approximately 60% of our outstanding shares of common stock on as as-converted basis. After negotiations, our senior management deemed the terms unacceptable and declined to proceed with the transaction.

      During late January 2005, Brummel entered into discussions with a private equity group that held a controlling interest in another company in the warehouse management systems field about a possible stock sale transaction. Brummel informed senior management of its discussions and a conference call was held on February 2, 2005 among Mr. Irwin Balaban, Mr. Lawrence Balaban of Brummel and certain executive officers of the private equity group. After several additional conversations, in early February 2005, the private equity group advised us that it would not pursue further negotiations.

      In February 2005, Irwin Balaban, our Chief Executive Officer, received an unsolicited telephone call from a representative of Avantce who indicated an interest on the part of Avantce in exploring a possible acquisition transaction with our company. The inquiry was referred to Lawrence Balaban of Brummel, who contacted Mr. Aivars Lode, a Managing Director of Avantce. Following the telephone call, Brummel conducted preliminary research on Avantce and contacted Irwin Balaban to inform him of the conversation with Mr. Lode. Our senior management agreed to further explore a sale transaction with Avantce and subsequently signed a mutual non-disclosure agreement. A conference telephone call was held on March 1, 2005 among Mr. Lawrence Balaban of Brummel, Mr. Irwin Balaban, Mr. Lode and Mr. Jonathan Scheumann, a Managing Director of Avantce, wherein the parties discussed the state of the inventory and warehouse management services industry, among other related topics. The parties agreed to meet in person at our corporate offices to further explore the possibility of a transaction and to allow Avantce to conduct its initial due diligence on our business. Avantce also immediately prepared and sent to Brummel a draft of a non-binding letter of intent that provided for a purchase price not to exceed $3.5 million, among other terms. The Board was notified telephonically of management's discussions with Avantce and the terms contained in the draft letter of intent. The letter of intent was signed on March 14, 2005.

      From March 28, 2005 through March 30, 2005, Messrs. Lode and Scheumann and other representatives of Avantce visited our corporate offices in Massapequa, New York and performed due diligence on our operations, financial information and personnel, among other areas. Following the visit, our senior management had a telephone conference with Mr. Scheumann of Avantce and Mr. Balaban of Brummel for the purpose of answering Avantce's follow-up questions. On April 6, 2005 and April 15, 2005, Mr. Scheumann and Mr. Balaban of Brummel had telephone discussions to review Avantce's revised offer price of $3 million, which was based upon its due diligence review of our company. Avantce also required that Messrs. Balaban, Klein and Goldman agree not to compete with Avantce for a five-year period and to make certain representations and warranties in the Asset Purchase Agreement about our company and the assets being sold.

      On April 18, 2005, the Board of Directors met to consider the asset sale on the terms set forth in the letter of intent, as modified by subsequent telephone discussions, and to discuss a counter-proposal with regard to the purchase price. At the meeting, the Board discussed financial terms and other aspects of the asset sale and directed Brummel, on behalf of our company, to negotiate a revised letter of intent with Avantce having a purchase price of $3.4 million, which amount was to include $230,000 payable to Messrs. Balaban, Klein and Goldman in consideration of their willingness to agree not to compete with Avantce for a five-year period and to make certain representations and warranties in the Asset Purchase Agreement about our company and the assets being sold. Following a full discussion, the Board approved the proposed asset sale on the terms generally described in the letter of intent, provided the agreed upon additional terms were included in the asset purchase agreement, and authorized officers of our company to negotiate the asset purchase agreement.

      Following the meeting, Mr. Balaban of Brummel had a telephone conference with representatives of Avantce to provide the terms of the counter-proposal. Ultimately, Avantce agreed to the purchase price of $3,170,000 (representing $3.4 million less an aggregate of $230,000 to be paid to Messrs. Balaban, Klein and Goldman); provided, however, that $200,000 of such amount would be payable out of the receipts of the business over a period not to exceed two years and provided, further, that the parties would continue to negotiate the amount of working capital that would be transferred to Avantce on the closing date.

      Representatives of Avantce again visited our corporate offices on May 2, 2005 and May 3, 2005 to conduct further due diligence. Following the visit, Avantce prepared and sent to us a revised, non-binding letter of intent, reflecting the new purchase price and payment terms, that was executed on May 18, 2005. On June 9, 2005, Avantce prepared and sent us a draft asset purchase agreement. During the next five weeks, our senior management, along with our attorneys, negotiated the terms of the asset purchase agreement and prepared and negotiated the related disclosure schedules and exhibits.

      During the negotiations, the principal economic term that remained to be negotiated was the amount of working capital that would be transferred to Avantce at the closing. The parties agreed that the amount to be transferred would not exceed our normal amount of working capital and that we would retain any excess working capital. We prepared for Avantce's review a schedule of month-end working capital for the prior twelve (12) month period showing that our average working capital was approximately $1,025,000. The parties agreed that this amount would be the target amount of working capital on the closing date.

      On August 16, 2005, the Board of Directors met to consider the proposed draft of the asset purchase agreement. Following a full discussion, the Board unanimously approved the proposed asset purchase agreement and authorized officers of our company to execute the definitive asset purchase agreement. The Board also determined that the financial terms of the asset sale were fair to our company's shareholders.

      On August 17, 2005, the definitive asset purchase agreement was executed by the parties.

Information about the Buyer

      The purchaser of our assets will be Avantce RSI, LLC, a Delaware limited liability company. Avantce is a private investment company focused on investments in mature segments of the Information Technology industry. Its principal place of business is 508 Ashley Way, Peachtree City, Georgia. According to its principals, Avantce's investment strategy is to purchase equity interests in mature companies and apply additional capital for growth opportunities and acquisitions. The three principals of Avantce collectively have over 60 years of experience in the supply chain execution, software and professional services industries. Seeking to leverage this experience, Avantce is focused on additional acquisitions within the warehouse management software industry. Avantce is not an affiliate of our company. For more information regarding Avantce, you may visit Avantce's website at www.avantce.com.

Our Reasons for the Asset Sale

      In approving the proposed asset sale to Avantce, our Board of Directors considered a number of factors before recommending that our shareholders approve the proposed asset sale, including the following:

            * Future growth will require significant investments of cash for operations and marketing and we have been unsuccessful in raising any significant new cash;

            * We have explored other strategic alternatives and received no offers;

            * The value of our assets, particularly of our intellectual property and certain contracts and customer relationships, may decline with the passage of time;

            * Avantce will assume substantially all of our liabilities and, therefore, we will be free of any significant liabilities after consummation of the asset sale, other than (i) a certain contingent liability in connection with a dispute with one of our former distributors, (ii) a certain contingent "change of control" liability to Judy Frenkel, our Senior Vice President and Chief Operating Officer, and (iii) surviving indemnification obligations to Messrs. Balaban, Klein and Goldman (see "Use of Proceeds From the Proposed Asset Sale"). Our Board of Directors believes this fact will increase our attractiveness to private companies that might be interested in a business combination transaction with a "public shell" company, upon which our shareholders would retain an equity interest in the new public company;

            * As a result of the asset sale, our shareholders will be foregoing any opportunity to share in the future growth or increase in value of our company under its current line of business;

            * Public interest in our common stock has been low as reflected by the low trading activity of our common stock over the past few years and low price per share of our common stock. As such, our Board of Directors perceived that the current business is not attractive to the investing public and that the we might be better off divesting ourselves of our current business and assets in favor of distributing the net proceeds of such divestiture in the form of a dividend to our shareholders and/or merging our "public shell" corporation with a privately-held operating business with broader appeal to the investing public;

            * The cost of being a publicly-traded company is becoming more expensive due to recent increases in compliance requirements, including the requirements of the Sarbanes-Oxley Act of 2002. Such requirements have increased legal and accounting expenses and placed a strain on our limited personnel resources; and

            * In the event we receive an offer from a third party to purchase our assets at a price higher than $3,170,000, we can elect to terminate the asset sale with the payment of liquidated damages of $340,000 and sell the assets to a third party.

      The foregoing discussion of the information and factors considered by our Board of Directors is not intended to be exhaustive, but includes the material factors considered. In view of the variety of factors considered in connection with its evaluation of the transaction and the purchase price, our Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determination and recommendations, and individual directors may have given different weight to different factors.

      Our Board of Directors did not engage an independent financial advisor to determine the fairness of the asset sale to our shareholders and determined, based on the factors set forth above, that the asset sale contemplated by the Asset Purchase Agreement is fair to our shareholders. Further, based on the procedural safeguards provided under the New York Business Corporation Law, including the required approval of our Board of Directors, the required approval of our shareholders owning at least two-thirds (2/3) of our outstanding common stock and the availability of appraisal rights to our shareholders, our Board of Directors believes that the asset sale is procedurally fair to our shareholders. A fairness opinion from an independent financial advisor typically entails a substantial fee to the requesting company. In the context of an asset sale, the financial advisor would typically review a company's historical and projected revenues, and the operating results of the company and those of comparable public companies, and make certain assumptions regarding the value of the assets and liabilities of the associated business or assets, which may be difficult to predict in order to render its opinion. In addition to the speculative nature of such analysis, our Board of Directors believes that undertaking these analyses would involve a significant unnecessary expense that would reduce the amount of proceeds available to our company from the proposed asset sale. For the foregoing reasons, our Board of Directors believes that the asset sale, as contemplated by the Asset Purchase Agreement, is fair to our shareholders.

Summary of the Terms of the Asset Purchase Agreement

      The following sets forth a summary of the material provisions of the Asset Purchase Agreement. The summary description does not purport to be completed and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Annex A. All shareholders are urged to read the Asset Purchase Agreement in its entirety.

Assets to be Sold

      The Asset Purchase Agreement provides that, subject to approval by our shareholders and satisfaction of certain other conditions described below, we will sell substantially all of our assets to Avantce.

      The assets proposed to be sold to Avantce, referred to as "the assets," consist of the assets currently used to operate our business, including, without limitation:

            * all intellectual property of any kind owned or used by our company;

            *     our RIMS computer software product;

            * all software licenses, maintenance agreements, distributor agreements, vendor contracts and other material contracts;

            *     all accounts receivable;

            *     all rights under our benefit plans;

            *     all permits;

            *     all tangible assets, including furniture and equipment;

            *     all cash on hand, subject to certain holdbacks;

            * all documents related to these assets, including all technical, regulatory, marketing and sales related documents; and

            *     other designated assets.

      The assets to be sold do not include:

            *     any working capital in excess of $1,025,000;

            *     all claims, rights and interest to any tax refunds;

            * all life insurance policies of officers or employees of our company; and

            * corporate assets, such as qualifications to do business, taxpayer identification numbers and minute books.

      If on the closing date of the asset sale our working capital (defined as the sum of our cash on hand plus the amount of our accounts receivable minus the amount of our accounts payable assumed by Avantce) exceeds $1,025,000, we will retain, and the assets sold to Avantce will not include, an amount of cash equal to the amount by which our working capital exceeds $1,025,000. If, after deducting such cash, the amount of our cash on hand to be transferred to Avantce is less than $770,000, then the amount of the cash purchase price to be delivered on the closing date shall be reduced by the amount of such difference, and Avantce shall be required to deliver to us within 90 days of the closing date, the difference between $770,000 and the actual amount transferred.

Obligations to be Assumed by Avantce

      At the closing, Avantce will agree to assume, undertake, pay, perform or discharge all of the liabilities pertaining to our business and the assets to be sold, except for those specifically excluded. Excluded liabilities will include only the following:

            * any expenses and liabilities relating to any existing litigation;

            * income tax liabilities of our company relating to the asset sale;

            * our legal, investment banking and broker fees relating to the asset sale;

            * any payments owed by our company under any existing employment contracts; and

            * any indebtedness to third parties other than accounts payable incurred in the ordinary course of business.

Purchase Price

      Avantce will pay us a total purchase price of $3,170,000 for the assets, subject to adjustments set forth in the Asset Purchase Agreement. Of such amount, $2,970,000 will be paid in cash at the closing; provided, however, that such cash portion of the purchase price payable at closing will be reduced, dollar-for-dollar, to the extent the value of our working capital (defined as the sum of our cash on hand plus the amount of our accounts receivable minus the amount of our accounts payable assumed by Avantce) at the time of closing is less than a targeted amount of $1,025,000. We anticipate that our working capital on the closing date will exceed $1,025,000, although there can be no assurance of any such excess. If the amount of our cash on hand to be transferred to Avantce is less than $770,000, then the amount of the purchase price payable in cash on the closing date shall be reduced by an amount equal to the difference between $770,000 and the actual amount of cash transferred to Avantce on the closing date, and Avantce shall be required to pay to us within 90 days of the closing date the amount of such reduction. Each of the three principals of Avantce has agreed to personally guarantee the payment of such amount to our company. The Asset Purchase Agreement does not provide for any other adjustments to the purchase price amount.

      The purchase price will be paid as follows (1) $2,970,000 in cash at the closing (subject to the adjustments described above) and (2) $200,000 through the payment of a promissory note. The promissory note will provide that Avantce shall make quarterly principal payments equal to 2.75% of the gross receipts derived from the assets purchased by Avantce, until the full amount of the note shall have been paid. In addition, Avantce will pay $76,667, payable in four equal quarterly installments, to each of Messrs. Balaban, Klein and Goldman in consideration of certain representations, warranties and covenants to be made by such persons in the Asset Purchase Agreement. Each of the three principals of Avantce has agreed to personally guarantee the payment of such amount to Messrs. Balaban, Klein and Goldman.

Indemnification

      Under the terms of the Asset Purchase Agreement, each of Irwin Balaban, Herbert Goldman and Lawrence Klein (collectively, the "Principal Shareholders") has agreed to indemnify Avantce and its affiliates against any damages, losses or liabilities, including reasonable legal fees and expenses, that Avantce may incur (1) resulting from any material misrepresentation by our company or the Principal Shareholders contained in the Asset Purchase Agreement or any other certificate, instrument or agreement delivered in connection with the asset sale or (2) any material breach of warranty or any default in the performance of any covenant or obligation of our company under or in connection with the Asset Purchase Agreement. The indemnification obligations of the Principal Shareholders are capped at a total of $2,500,000 for claims relating to intellectual property and $500,000 for all other claims. The representations and warranties of the Principal Shareholders survive for one year after the closing. Furthermore, the Principal Shareholders are not required to indemnify Avantce unless and until its losses exceed $50,000, and then only to the extent the losses exceed such amount up to the applicable cap.

      Under an indemnification agreement dated as of August 17, 2005, our company has agreed to indemnify each of the Principal Shareholders for any damages, losses or liabilities, including reasonable legal fees and expenses, that any Principal Shareholder may incur as a result of the indemnification obligations undertaken by the Principal Shareholders in the Asset Purchase Agreement.

      The Principal Stockholders agreed to assume the indemnification obligations to Avantce in the Asset Purchase Agreement, rather than to permit such indemnification obligations to run directly from our company to Avantce, in an effort to make our company more attractive as a "public shell" company following the asset sale. The indemnification obligations in the Asset Purchase Agreement will continue for a period of one year following the date of closing of the asset sale, and we believe our company will be less attractive to potential merger partners so long as we remain contingently liable for such indemnification obligations during such one-year period. While our company has retained an indemnification obligation to the Principal Shareholders during such one-year period, based on discussions with the Principal Shareholders, we believe it is possible that the Principal Shareholders will release us from our indemnification obligation to the Principal Shareholders if an attractive merger transaction is identified, although there can be no assurance that they will do so.

Termination

      The Asset Purchase Agreement provides that it may be terminated by us or Avantce by mutual written consent or if we fail to obtain shareholder approval of the asset sale. The Asset Purchase Agreement may also be terminated by Avantce if (1) we breach any of our representations, warranties or covenants in any material respect and such breach is not cured within 15 days of our receipt of written notice of such breach or (2) the closing of the asset sale shall not have occurred on or before October 31, 2005 because one or more of the conditions to Avantce's obligation to close has not been met. In addition, the Asset Purchase Agreement may be terminated by us if (1) Avantce breaches any of its representations, warranties or covenants in any material respect and such breach is not cured within 15 days of Avantce's receipt of written notice of such breach or (2) the closing of the asset sale shall not have occurred on or before October 31, 2005 because one or more of the conditions to our obligation to close has not been met.

      If, prior to termination of the Asset Purchase Agreement in accordance with the termination provisions of the agreement, we consummate an alternative transaction involving the sale of all or substantially all of our assets, we will be obligated to pay Avantce, as liquidated damages, the amount of $340,000.

Other Terms

      In the Asset Purchase Agreement, the Principal Shareholders make representations and warranties to Avantce, including representations and warranties regarding our corporate status, authority to complete the asset sale, contracts being assumed by Avantce, intellectual property, financial statements, liabilities, litigation, insurance, accounts receivable, customers, distributors and suppliers, tax matters, and title to the assets being sold. Avantce makes representations and warranties to us regarding Avantce's corporate status and authority to complete the asset sale. We also agree that between signing the Asset Purchase Agreement and closing the transaction we will carry on our business in the ordinary course consistent with past practice, we will use commercially reasonable efforts to preserve for Avantce's benefit the relations with our customers and suppliers, we will not modify any material contracts or enter into new contracts for the distribution, sale or marketing of our products other than in the ordinary course of business, we will not sell, lease or encumber our assets except in the ordinary cause of business, and we will not enter into any settlement agreement for any litigation, except as approved by Avantce.

      The Asset Purchase Agreement contains closing conditions related to the following: each party's representations and warranties remain true, each party has complied with its covenants, we shall have no previously undisclosed liabilities in excess of $20,000, the parties shall have received any third party or governmental consents required for the consummation of the transaction and consents pertaining to the transfer of certain of the assumed contracts, no legal action is pending that would prevent the closing, we shall have received shareholder approval of the asset sale, and each party shall have delivered appropriate documents and certificates set forth in the Asset Purchase Agreement.

      If the asset sale is not approved by our shareholders at the special meeting, we will review all options for continuing operations, and we will potentially seek to sell our stock or assets to a third party. There can be no assurance that any third party will offer to purchase our stock or assets for a price equal to or greater than the price proposed to be paid by Avantce in the asset sale, or that our stock or assets can be sold at all.

The following resolution will be offered at the special meeting:

      "RESOLVED, THAT THE ASSET SALE, PURSUANT TO THE ASSET PURCHASE AGREEMENT, TO AVANTCE RSI, LLC BE APPROVED."

Interests of our Directors and Executive Officers

      Upon consummation of the asset sale, the Principal Shareholders will each receive $76,667 in consideration of their willingness to (i) agree not to compete with Avantce for a five-year period and (ii) to make certain representations and warranties about our company and the assets being sold as provided in the Asset Purchase Agreement.

      Although no formal offer of employment has been extended, we anticipate that, on or prior to the date we consummate the asset sale, Avantce will make an offer of employment to Judy Frenkel, our Senior Vice President and Chief Operations Officer, following which an employment agreement may be executed. We cannot determine or anticipate the amount of any compensation that may ultimately be agreed upon. Under the terms of an existing agreement between our company and Ms. Frenkel, if Ms. Frenkel is not offered employment with Avantce or she terminates her employment with Avantce for `good reason' (as defined in the agreement) or Avantce terminates the employment of Ms. Frenkel without `cause' (as defined in the agreement) on or prior to the first anniversary of the closing date, we will be obligated to pay to Ms. Frenkel the sum of $67,500, payable in three equal installments. Ms. Frenkel's cash and non-cash compensation for our fiscal ended May 31, 2005 is set forth in the accompanying Annual Report on Form 10-KSB.

      In connection with the consummation of the asset sale, we will pay a fee in the amount of $130,000 to Brummel Holdings, LLC, a principal of which is Mr. Larry Balaban, in consideration of the performance of business advisory services to our company. Larry Balaban is the son of Irwin Balaban, our Chairman of the Board and Chief Executive Officer.

Regulatory Approvals

      No United States Federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed asset sale other than the federal securities laws.

Use of Proceeds from the Proposed Asset Sale

      As a result of the consummation of the asset sale, we will be entitled to receive a purchase price of up to $3,170,000. On the closing date, we will receive approximately $2,970,000 less an amount equal to the amount by which our cash on hand is less than $770,000, of which

            o an estimated $75,000 will be used to pay expenses related to the asset sale transaction, including legal, accounting and printing costs and fees; and

            o     $130,000 will be used to pay the fee of Brummel Holdings, LLC.

      Any remaining proceeds, together with any retained excess working capital, will be used for general business purposes, such as the expenses of meeting our reporting obligations under the Securities Exchange Act of 1934 as we seek a merger partner for our remaining "public shell" company, and, if necessary, for the settlement or satisfaction of our retained liabilities, or will be distributed to our shareholders as a dividend. Our Board of Directors has not approved a dividend in connection with the proposed transaction and, thus, no amounts will be paid to you upon consummation of the asset sale unless a dividend is hereafter declared. There can be no assurance that our Board will declare a dividend in the future.

      Following the asset sale, we will have surviving indemnification obligations to the Principal Shareholders for a period of one year following the consummation of the asset sale. In addition, we will have the following retained liabilities:

            o We will continue to be a respondent in an arbitration commenced in London by Robocom UK Ltd., an unaffiliated company, under the UNCITRAL arbitration rules. In this proceeding, Robocom UK Ltd. alleges that it was terminated without cause by our company as a non-exclusive distributor in the United Kingdom and Ireland, and it is purportedly seeking damages of (pound)200,000. We have denied all claims and have asserted counterclaims alleging that Robocom UK Ltd. was properly terminated and that we suffered actual damages in excess of US$30,000 and damages in excess of US$100,000 relating to lost opportunities. We are now in the process of selecting arbitrators.

            o Under the terms of an existing agreement between our company and Ms. Judy Frenkel, our Senior Vice President and Chief Operations Officer, if Ms. Frenkel is not offered employment with Avantce or she terminates her employment with Avantce for `good reason' (as defined in the agreement) or Avantce terminates the employment of Ms. Frenkel without `cause' (as defined in the agreement) on or prior to the first anniversary of the closing date, we will be obligated to pay to Ms. Frenkel the sum of $67,500, payable in three equal installments.

            o Under an indemnification agreement dated as of August 17, 2005, our company has agreed to indemnify each of the Principal Shareholders for any damages, losses or liabilities, including reasonable legal fees and expenses, that any Principal Shareholder may incur as a result of the indemnification obligations undertaken by the Principal Shareholders in the Asset Purchase Agreement. See "Summary of the Terms of the Asset Purchase Agreement - Indemnification".

      Management believes we have sufficient usable net operating losses to offset substantially all of any federal income or gain recognized by us for federal income tax purposes as a result of the asset sale. Therefore, we will not set aside any material amounts specifically for the payment of any tax liability.

      We anticipate that the remaining proceeds from the asset sale, together with any interest on such proceeds, will provide us with sufficient liquidity until such time as we determine to pay a dividend equal to all or a portion of such proceeds to our shareholders prior to the merger of our company as a "public shell" company with another operating business or the liquidation and dissolution our company in the absence of any attractive business opportunities.

Business of Our Company Following the Asset Sale

      Our Board of Directors has not yet determined what our strategic direction will be following the consummation of the asset sale and is considering several alternatives. Immediately following the closing, we will have no material liabilities other than the retained liabilities described above and ordinary course payables, including payables for the maintenance of directors and officers insurance policies, and payments to professionals in connection with the maintenance of our reporting obligations under the Securities Exchange Act of 1934, as amended.

      Currently, our Board of Directors is evaluating several possible directions following the asset sale, including (i) the liquidation and dissolution of our company, including the payment of a liquidating cash dividend to our shareholders or (ii) the payment of a cash dividend equal to a portion of the proceeds of the asset sale and a transaction in which we merge our "public shell" company with a privately-held operating business and our shareholders retain some ownership interest in the surviving public corporation. We have not determined which option we will pursue. Furthermore, we may not choose any of the foregoing options and may, instead, pursue one or more options not yet considered. Currently, we have no commitments or agreements with any other person or entity regarding a proposed transaction.

      Our Board of Directors currently favors attempting to identify new strategic business opportunities. In doing so, our Board of Directors will attempt to find a privately-held company that seeks to achieve the status of a reporting company without having to undertake an initial public offering and the filing of a registration statement in connection therewith. Our Board of Directors intends to explore opportunities with only those companies that have already successfully operated their businesses or have commenced doing business in an area or industry in which the Board of Directors considers to be promising. When evaluating potential targets for a business combination, we will consider the operating history of the target, the anticipated cash needs of the target during the short-term and long-term, the experience of the target's management team in the target's business, and the short-term and long-term prospects of the business of the target. When making its decision on a future business combination, our Board of Directors will also consider the percentage of ownership in the surviving company that our shareholders will retain.

Material United States Federal Income Tax Consequences

      Federal Income Taxation of the Company. Following the consummation of the asset sale, we will continue to be subject to Federal income taxation on our taxable income, if any, such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the fair market value of the consideration received for each asset over our adjusted tax basis in the asset sold. Management believes that we have sufficient usable net operating losses to offset substantially all of any federal income or gain recognized by us for federal income tax purposes.

      Federal Income Taxation of our Shareholders. We do not expect that our shareholders will recognize any gain or loss for United States Federal income tax purposes as a result of the asset sale, other than shareholders who choose to exercise appraisal rights as provided under the New York Business Corporation Law to the extent such shareholders receive cash for their shares of our common stock. The procedures for exercising appraisal rights are discussed below. Shareholders choosing to exercise appraisal rights should consult their own tax advisor for a full understanding of the tax consequences of exercising such rights.

      In the event we determine to liquidate and dissolve our company, amounts received by shareholders pursuant to the dissolution will be treated as full payment in exchange for their shares of our common stock. Shareholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property, if any, distributed to them, and (2) their tax basis for their shares of our common stock. A shareholder's tax basis in his, her or its shares will depend upon various factors, including the shareholder's cost and the amount and nature of any distributions received with respect thereto. The tax consequences of any such dissolution may vary depending upon the particular circumstances of the shareholder. We recommend that each shareholder consult his, her or its own tax advisor regarding the Federal income tax consequences of the plan of dissolution as well as the state, local and foreign tax consequences.

Treatment of Outstanding Stock Options

      The asset sale will constitute the sale of substantially all of our assets and, as such, will have certain effects under our 1997 Stock Option and Long Term Incentive Compensation Plan, as amended (the "Plan"). Under the Plan, in the event of a sale of substantially all of our assets, the Compensation Committee of our Board of Directors (the "Committee"), in its absolute discretion, has the power to cancel, effective immediately prior to the consummation of the asset sale, each option to purchase shares of our common stock (an "Option") outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the employee, officer, director or consultant to whom the Option was granted (a "Participant") an amount in cash, for each share of our common stock subject to such Option equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of our common stock as a result of such event over (B) the exercise price of such Option (subject to applicable withholding payment requirements).

      On August 16, 2005, the Committee adopted a resolution pursuant to which it resolved not to exercise such authority in connection the asset sale. As a result, all outstanding Options will remain subject to their existing terms and conditions. Information regarding the Plan and any outstanding Options held by our officers and directors is set forth in the accompanying Annual Report on Form 10-KSB.

Appraisal Rights

      Pursuant to Section 910 of the New York Business Corporation Law ("NYBCL"), holders of our company's common stock who follow the procedures set forth in Section 623 of the NYBCL (the "Appraisal Statute") will be entitled to have their common stock appraised by a New York State Court and to receive payment of the "fair value" of such shares as determined by such court. The Appraisal Statute is reprinted in its entirety as Annex B to this proxy statement. While the following discussion summarizes all material terms of the law pertaining to appraisal rights under the NYBCL, it is qualified in its entirety by the full text of the Appraisal Statute. Any shareholder who wishes to exercise such appraisal rights or to preserve the right to do so, should review the following discussion and Annex B carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' appraisal rights under the NYBCL.

      All references in the Appraisal Statute and in this summary to a "shareholder" are to the record holder of our company's common stock on the record date specified in the Notice of Special Meeting. A person having a beneficial interest in shares of our company's common stock that are held of record by another person such as a broker or nominee must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

      A shareholder wishing to exercise appraisal rights must (i) deliver to us, prior to or at the special meeting but before the vote is taken on this Proposal 1, a written objection to the proposed sale of our company's assets as provided in this Proposal 1 (the "Notice of Election"), which must include a notice of his election to dissent, the shareholder's name, residence address, the number of shares as to which the shareholder dissents and a demand for payment of the fair value of such shares (which Notice of Election must be in addition to and separate from any proxy or vote against the proposed asset sale contemplated by this Proposal 1) and (ii) not vote for approval of the asset sale. BECAUSE A PROXY WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR APPROVAL OF THE ASSET SALE, A SHAREHOLDER WHO VOTES BY PROXY AND WHO WISHES TO EXERCISE APPRAISAL RIGHTS MUST (A) VOTE AGAINST APPROVAL OF THE ASSET SALE OR
(B) ABSTAIN FROM VOTING ON THE ASSET SALE. Neither a vote against the asset sale, in person or by proxy, nor a proxy directing such vote for an abstention, will in and of itself constitute a written objection to the asset sale under the Appraisal Statute (shareholders who timely file such Notice of Election and who do not vote in favor of the asset sale are referred to as "Dissenting Shareholders").

      A shareholder may not dissent as to less than all of the shares, as to which such shareholder has a right to dissent, held by such shareholder of record and owned beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares held of record by such nominee or fiduciary on behalf of such owner and as to which such nominee or fiduciary has a right to dissent. All Notices of Election should be addressed to Robocom Systems International Inc., 511 Ocean Avenue, Massapequa, New York, 11758, Attn: Secretary.

      Within 10 days after the date on which shareholders approve the asset sale, we must send written notice by registered mail to each Dissenting Shareholder to such effect (the "Dissenting Shares"). At the time of the completion of the asset sale (the "Effective Time"), each Dissenting Shareholder will cease to have any rights of a shareholder of our company except the right to be paid the fair value of his shares and rights under the Appraisal Statute.

      A Notice of Election may be withdrawn by a Dissenting Shareholder prior to his acceptance in writing of an offer made by us to pay the value of such Dissenting Shares, except that a Notice of Election may not be withdrawn later than 60 days following the Effective Time unless we fail to make a timely offer to pay such value, in which case such Dissenting Shareholder shall have 60 days from the date an offer is made to withdraw his election. In either event, after such time, a Notice of Election may not be withdrawn without our written consent. In order to be effective, withdrawal of a Notice of Election must be accompanied by a return to us of any advance payment made by us to the Dissenting Shareholder as described below.

      Upon filing the Notice of Election, or within one month thereafter, Dissenting Shareholders must submit to us the certificates representing their shares of common stock, at the address set forth above or to our transfer agent, Continental Stock Transfer and Trust Company, 2 Broadway, 19th Floor, New York, New York 10004 and there will be noted thereon that a Notice of Election has been filed and the certificates will be returned to the Dissenting Shareholders. Any Dissenting Shareholders who fail to submit such certificates for such notation will, at our option exercised by written notice to such Dissenting Shareholders within 45 days of the date of filing of such Notice of Election, lose their appraisal rights unless a court, for good cause shown, shall otherwise direct.

      Within 15 days after the expiration of the period within which shareholders may file their Notice of Election, or within 15 days after the Effective Time, whichever is later (but in no case later than 90 days after the shareholders' vote to approve the asset sale), we must make a written offer to pay for the Dissenting Shares held by such Dissenting Shareholder at a price which we consider to be their fair value. This offer will be accompanied by a statement setting forth the aggregate number of shares, which will be at the same price for all Dissenting Shares, with respect to which Notices of Election to dissent have been received and the aggregate number of holders of such shares.

      If the Effective Time has occurred at the time the offer is made, the offer will be accompanied by (i) advance payment to each Dissenting Shareholder who has submitted certificates for notation thereon of the election to dissent of an amount equal to 80% of such offer or (ii) as to each Dissenting Shareholder who has not yet submitted certificates for notation thereon of the election to dissent, a statement that advance payment of an amount equal to 80% of the amount of such offer will be made by us promptly upon submission of certificates. If the Effective Time of the asset sale has not occurred at the time of the making of such offer, such advance payment or statement as to advance payment will be sent to each Dissenting Shareholder entitled thereto upon the Effective Time. Acceptance of such advance payment by a Dissenting Shareholder will not constitute a waiver of dissenter's rights. If the asset sale transaction is not completed within 90 days after approval of the asset sale by shareholders, such offer will be conditioned upon consummation of the asset sale.

      If within 30 days after making such offer, we and any Dissenting Shareholder agree on the price to be paid for such Dissenting Shareholder's Dissenting Shares, we will pay the agreed price to such holder within 60 days after the later of the date such offer was made or the Effective Time, upon surrender of certificates representing such holder's shares of common stock.

      If we fail to make an offer within the 15-day period described above, or if we make an offer and any Dissenting Shareholder fails to agree within 30 days of the making of such offer, we must, within 20 days thereafter, institute a special proceeding in an appropriate court to determine the rights of Dissenting Shareholders and to fix the fair value of the shares. If we do not institute such a proceeding within such 20-day period, any Dissenting Shareholder may, within 30 days after such 20-day period expires, institute a proceeding for the same purpose. If such proceeding is not instituted by any Dissenting Shareholder within such 30-day period, all dissenters' rights will be extinguished unless the New York Supreme Court, for good cause shown, otherwise directs. All Dissenting Shareholders, other than those who agree with us to the price to be paid for their shares, will be made parties to such proceeding.

      With respect to Dissenting Shareholders entitled to payment, the court will proceed to fix the value of our common stock, which will be the fair value as of the close of business on the day prior to the special meeting. In fixing the fair value of the shares of our common stock, the court will consider the nature of the asset sale and the effects on us and our shareholders, the concepts and methods then customary in relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors.

      The court will determine the fair value of such shares without a jury and without referral to an appraiser or referee. The final order by the court will include an allowance for interest (unless the court finds the refusal of any Dissenting Shareholder to accept our offer thereof as arbitrary, vexatious, or otherwise not in good faith) of such rate as the court finds to be equitable, accruing from the Effective Time of the asset sale to the date of payment.

      Each party in the appraisal proceeding will bear its own costs and expenses, including the fees of counsel and any experts employed by it. The court may, however, in its discretion, assess any of the costs, fees and expenses incurred by us against Dissenting Shareholders (including those who withdraw their Notice of Election) if the court finds that their refusal to accept our offer was arbitrary, vexatious or otherwise not in good faith. Similarly, the costs, fees and expenses incurred by Dissenting Shareholders may be assessed by the court in its discretion, against us if the fair value of the shares as determined by the court materially exceeds the amount that we offered to pay, we failed to follow certain procedures of the Appraisal Statute or our manner of compliance with the Appraisal Statute was arbitrary, vexatious or not otherwise in good faith.

      Within 60 days after the final determination of the proceeding, we will pay to each Dissenting Shareholder the amount found in such proceeding to be due such shareholder, upon the Dissenting Shareholder's surrender of certificates of the our common stock.

      Any shareholder who duly demands, prior to the special meeting, an appraisal in compliance with the Appraisal Statute will not, after the Effective Time, be entitled to vote the shares subject to such demand for any purpose or to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to shareholders of record as of a date prior to the Effective Time.

      Failure to follow the steps required by the Appraisal Statute for perfecting appraisal rights may result in the loss of such rights. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF THE APPRAISAL STATUTE, SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE ASSET SALE SHOULD CONSULT THEIR LEGAL ADVISORS.

Vote Required and Board Recommendation

      The approval of the asset sale to Avantce requires the affirmative vote of the shareholders holding at least two-thirds (2/3) of the outstanding shares of our common stock. All members of the Board of Directors and each of our executive officers who hold (or are deemed to hold) as of the record date an aggregate of approximately 2,587,300 shares of our common stock (approximately 56.36% of the outstanding shares of common stock as of the record date) have indicated that they will vote in favor of the proposal.

      The Board of Directors believes that the asset sale is in the best interests of our company and our shareholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended for presentation at our 2006 annual meeting and intended to be included in our proxy statement and form of proxy relating to that meeting must be received at our executive offices a reasonable time before we print our proxy materials for the meeting and comply with the requirements of Rule 14a-8(e) promulgated under the Securities Exchange Act of 1934. In addition, if we do not receive notice of a shareholder proposal within a reasonable time before we mail our proxy materials to our shareholders, then we may vote proxies in our discretion with respect to the proposal. Our Board of Directors has not determined when the 2006 annual meeting will take place.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 19, 2005, the names, addresses and number of shares of our common stock beneficially owned by (i) all persons known to the our management to be beneficial owners of more than 5% of the outstanding shares of our common stock, (ii) each director of our company, (iii) each named executive officer and (iv) all executive officers and directors of our company as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

                                                                 Number of Shares
                      Name and Address of                          Beneficially          Percentage of Outstanding
                     Beneficial Owner (1)                           Owned (2)          Shares Beneficially Owned (2)
                     --------------------                           ---------          -----------------------------
Irwin Balaban...............................................       1,111,100(3)                   23.81%
Judy Frenkel................................................         108,200(4)                    2.34
Robert B. Friedman..........................................         160,000(5)                    3.44
Herbert Goldman.............................................       1,004,000(6)                   21.54
Lawrence B. Klein...........................................         754,000(7)                   16.21
All executive officers and directors as a group (5
   persons).................................................       3,137,300(8)                   61.62

----------
(1) The address of each beneficial owner of more than 5% of the outstanding shares of our common stock is c/o Robocom Systems International Inc., 511 Ocean Avenue, Massapequa, New York 11758.

(2) Except as indicated in the footnotes to this table, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. In accordance with the rules of the Securities and Exchange Commission, a person or entity is deemed to be the beneficial owner of our common stock that can be acquired by such person or entity within 60 days upon the exercise of options or warrants or other rights to acquire our common stock. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days have been exercised. The inclusion herein of such shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(3) Includes 564,000 shares held by I&T Balaban L.P. and 125,000 shares subject to options that are presently exercisable.

(4)   Includes 36,667 shares subject to options that are presently exercisable.

(5)   Includes 115,000 shares subject to options that are presently exercisable.

(6) Includes 564,000 shares held by H & N Goldman L.P., 160,000 shares held by the Herbert Goldman Revocable Trust, 160,000 shares held by the Naomi J. Goldman Revocable Trust and 120,000 shares subject to options that are presently exercisable.

(7)   Includes 110,000 shares subject to options that are presently exercisable.

(8)   Includes 550,000 shares subject to options that are presently exercisable.

                                  OTHER MATTERS

      Other than as described above, our Board of Directors knows of no matters to be presented at the special meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this proxy statement do properly come before the meeting or any adjournment thereof.

                                     EXPERTS

      Our audited financial statements for the fiscal years ended May 31, 2005 and 2004 incorporated by reference into this proxy statement have been included in reliance on the report of Eisner and Lubin LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                  ANNUAL REPORT

      The information contained in our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2005, as filed with the Securities and Exchange Commission on August 29, 2005 is incorporated herein by reference. A copy of such Annual Report is enclosed herewith. If, for any reason, you wish to receive another copy of the Annual Report, please contact Robocom Systems International Inc., 511 Ocean Avenue, Massapequa, New York 11758, Attention: Shareholder Relations, and another copy will be sent to you.

                         PRO FORMA FINANCIAL STATEMENTS

      Our unaudited pro forma condensed balance sheet and statement of operations for our fiscal year ended May 31, 2005 is annexed to this proxy statement as Annex C. The unaudited pro forma condensed balance sheet of our company at May 31, 2005 gives effect to the proposed asset sale as if it had occurred on that date. The unaudited pro forma condensed statement of operations for the fiscal year ended May 31, 2005 gives effect to the proposed asset sale as if it had occurred as of June 1, 2004.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      This proxy statement incorporates by reference the materials and information contained in our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2005, including audited financial statements.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements, and other information with the United States Securities and Exchange Commission (the "SEC"). You may read and copy any document filed by our company at the SEC's public reference room at 450 Fifth Street, N.W. , Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can review our electronically filed reports, proxy statements and other information on the SEC's website at http://www.sec.gov. Our common stock is traded under the symbol "RIMS.OB."

                                        By Order of the Board of Directors,


                                          /s/ Irwin Balaban
                                        Irwin Balaban Chairman of the Board
                                        and Chief Executive Officer

Dated: September 15, 2005
       Massapequa, New York

                                 REVOCABLE PROXY
                       ROBOCOM SYSTEMS INTERNATIONAL INC.

|X|   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoint(s) Irwin Balaban and Lawrence B. Klein or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the special meeting of Shareholders of Robocom Systems International Inc. to be held in the Executive Conference Room of our corporate offices located at 511 Ocean Avenue, Massapequa, New York 11758 on Tuesday, October 11, 2005 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

      The Board of Directors recommends a vote "FOR" the proposal set forth herein.

                                        ----------------------------------------
Please be sure to sign and date
this Proxy in the box below.            ----------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Shareholder sign above   Co-holder (if any) sign above

PROPOSAL 1: Proposal to approve the sale of substantially all of our assets to Avantce RSI, LLC.

                                                        For    Against   Abstain
                                                        |_|      |_|       |_|


----------------------------------------

      In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

      This proxy when properly executed will be voted in the manner described herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the Proposal set forth herein. Any prior proxy is hereby revoked.

--------------------------------------------------------------------------------

                       ROBOCOM SYSTEMS INTERNATIONAL INC.

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                        SIGN, DATE & MAIL YOUR PROXY CARD

--------------------------------------------------------------------------------

                                                                         Annex A

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (this "Agreement") is made and entered into as of August 17, 2005, by and between Avantce RSI, LLC, a Delaware limited liability company ("AVANTCE"), and Robocom Systems International, Inc., a corporation duly organized and existing under the laws of the State of New York, U.S.A. (the "Company").

                                    RECITALS:

      WHEREAS, the Company is in the business of developing, marketing, distributing, licensing, and maintaining software and other products and services for the provision of warehousing and supply chain management solutions (collectively, the "Business");

      WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to AVANTCE for the consideration set forth below, and AVANTCE desires to purchase from the Company, substantially all of the assets of the Company used or useful in the operation of the Business, all as more fully described in Section 2.02, and the Company desires to cause AVANTCE to assume and AVANTCE has agreed to assume from the Company certain liabilities and obligations of the Company arising in connection with the Business, as described in Section 2.03;

      NOW, THEREFORE, in reliance upon the representations, warranties and agreements made herein and in consideration of the premises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                       DEFINITIONS; RULES OF CONSTRUCTION

      Section 1.01 Definitions. Except as otherwise specified or as the context may otherwise require, in addition to the capitalized terms defined elsewhere herein, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

      "AAA" has the meaning assigned to such term in Section 11.13 hereof.

      "Accounts Receivable" means any and all amounts and other obligations owed to the Company by reason of a sale of a good or provision of a service in the ordinary course of its conduct of the Business;

      "Affiliate" means, when used with respect to a specified Person, another Person that, directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this Agreement, the term "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

      "Agreement" means this Asset Purchase Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

      "Avantce's Damages" means all Damages sustained, incurred or suffered by AVANTCE and/or its shareholders, officers, directors, affiliates or employees resulting from or arising in connection with: (a) any material misrepresentation by the Company contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered to AVANTCE pursuant to or in connection with this Agreement; or (b) any material breach of warranty or any default in the performance of any covenant or obligation of the Company under or in connection with this Agreement.

      "Assigned Contracts" has the meaning assigned to such term in Section 2.02(b) hereof.

      "Assumed  Liabilities"  has the  meaning  assigned to such term in Section
2.03 hereof.

      "Assumption Agreement" means the Assumption Agreement, to be dated the Closing Date, executed by the Company and AVANTCE, substantially in the form of Exhibit A hereto.

      "Bill of Sale" means the Bill of Sale, to be dated the Closing Date, executed by the Company and accepted by AVANTCE, substantially in the form of Exhibit B hereto.

      "Business" has the meaning assigned to such term in the recitals to this Agreement.

      "Cash  Adjustment  Payment"  has the  meaning  assigned  to  such  term on
Schedule 2.01 of this Agreement

      "Closing" has the meaning assigned to such term in Section 6.01 hereof.

      "Closing  Date" has the  meaning  assigned  to such term in  Section  6.01 hereof.

      "Company's Damages" means all Damages sustained, incurred or suffered by the Company and/or its shareholders, officers, directors, affiliates or employees, resulting from or arising in connection with: (a) any material misrepresentation by AVANTCE contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered to the Company pursuant to or in connection with this Agreement; (b) any material breach of warranty or any default in the performance of any covenant or obligation of AVANTCE under or in connection with this Agreement; or (c) the Assumed Liabilities.

      "Company Intellectual Property" means the Intellectual Property used by the Company (whether owned or licensed by the Company) in connection with the Business, including without limitation, Computer Documentation, RIMS Software, Know-how, Records, Trademarks, Copyrights and Patents.

      "Company  Stockholder  Approval" has the meaning  assigned to such term in
Section 3.02 hereof.

      "Computer Documentation" means the technical documentation pertaining to the Business including, without limitation, any end-user manuals, product specifications, algorithms, diagrams, bug lists, and electronic machine readable versions of such manuals, product answer books and other related documentation and additionally any marketing or sales materials.

      "Contract" means any note, bond, mortgage, indenture, lease, permit, contract, agreement or other instrument or obligation, whether written or oral, or any amendment, supplement or restatement of any of the foregoing.

      "Contract Assignment" means the Assignment and Assumption of Contracts, to be dated the Closing Date, executed by AVANTCE and the Company, substantially in the form of Exhibit C hereto.

      "Copyrights" has the meaning assigned to such term in Section 2.02(f) hereof.

      "Copyright Assignment" means the Copyright Assignment, to be dated the Closing Date, executed by the Company and accepted by AVANTCE, substantially in the form of Exhibit D hereto.

      "Damages" means any and all damages, losses, liabilities, obligations, penalties, fines, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever (whether based in common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred by a party hereto, its employees, affiliates, successors and assigns and, if applicable, any Liens on the Transferred Assets.

      "Disputes" has the meaning assigned to such term in Section 11.13 hereof.

      "Governmental Entity" means any government, any governmental, administrative or regulatory entity, authority, commission, board, agency, instrumentality, bureau or political subdivision and any court, tribunal or judicial or arbitral body (whether U.S. or any other foreign, federal, state or local entity or, in the case of an arbitral body, whether governmental, public or private).

      "Guaranty Agreement" means a Guaranty Agreement, to be dated as of the Closing Date, executed by the Principal AVANTCE Members, substantially in the form attached hereto as Exhibit J.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange  Act" has the  meaning  assigned  to such term in  Section  3.02 hereof.

      "Excluded Assets" means any the assets and other property of the Company set forth on Schedule 2.02-1 hereto.

      "Indemnified Party" has the meaning assigned to such term in Section 10.03 hereof.

      "Indemnitor"  has the  meaning  assigned  to such  term in  Section  10.03 hereof.

      "Intellectual Property" means all copyrights, patents, trademarks, trade names, and applications for any of the foregoing, whether registered or unregistered, of any party, or to which it has rights.

      "Know-how" has the meaning assigned to such term in Section 2.02(g) hereof.

      "Knowledge" means an individual will have "Knowledge" of a particular fact or other matter if such individual is actually aware or should be aware of such fact or other matter and a Person (other than an individual) will have "Knowledge" of a particular fact or other matter if an individual who is serving as a director, officer or manager of such Person has actual awareness or should have awareness of such fact or other matter.

      "Leased Tangible Property" means shall mean all telephone equipment, computers or computer equipment, furniture and fixtures and other tangible personal property that are necessary for the Company to conduct the Business as it relates to the Transferred Assets, in each case which is subject to a leasehold interest held by the Company.

      "Liabilities" mean, with respect to any Person, (i) any right against such Person to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, (ii) any right against such Person to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and (iii) any obligation of such Person for the performance of any covenant or agreement (whether for the payment of money or otherwise).

      "Licensed Intellectual Property" shall mean Company Intellectual Property that the Company uses or has the right to use, in each case pursuant to Third Party Licenses.

      "Lien" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, right of way, easement or any other encumbrance of any nature whatsoever.

      "Major Shareholders" shall mean each of Irwin Balaban, Lawrence Klein and Herbert Goldman.

      "Material Permits" has the meaning assigned to such term in Section 3.10 hereof.

      "Owned Intellectual Property" shall mean Company Intellectual Property (i) created or developed by employees of the Company in connection with the Business or (ii) to which the Company has acquired, by purchase, assignment or other transfer the unconditional, unrestricted, exclusive right to control or prevent any and all use of such Intellectual Property by others without any consent, or approval of or payment to, any other Person.

      "Owned Tangible Property" shall mean all telephone equipment, computers or computer equipment, furniture and fixtures and other tangible personal property that are necessary for the Company to conduct its business as it relates to the Transferred Assets, in each case which is owned by the Company and relating to the Business.

      "Patents" has the meaning assigned to such term in Section 2.02(e) hereof.

      "Patent Assignment" means the Patent Assignment, to be dated the Closing Date, executed by the Company and accepted by AVANTCE, substantially in the form of Exhibit E hereto.

      "Person" means any individual, corporation, partnership, limited partnership, firm, joint venture, association, joint stock company, trust, estate, limited liability company, unincorporated association, government or regulatory body (or any agency or political subdivision thereof) or other entity.

      "Principal AVANTCE Members" shall mean each of Ivers Lode, Kristi Kennedy and Jon Scheumann.

      "Promissory Note" has the meaning assigned to such term on Schedule 2.01 hereto.

      "Purchase Price" has the meaning assigned to such term in Section 2.01 hereof.

      "Records" has the meaning assigned to such term in Section 2.02(c) hereof.

      "RIMS Software" has the meaning assigned to such term in Section 2.02(i) hereof.

      "SEC" has the meaning assigned to such term in Section 3.04 hereof.

      "Tangible Property" shall mean the Owned Tangible Property and the Leased Tangible Property.

      "Third Party License" shall mean all licenses, agreements, obligations or other commitments under which a Person has granted the Company a right to use any Licensed Intellectual Property in connection with the Transferred Assets, but retains one or more rights to use such Intellectual Property,

      "Trademarks" has the meaning assigned to such term in Section 2.02(d) hereof.

      "Trademark Assignment" means the Trademark Assignment, to be dated the Closing Date, executed by the Company and accepted by AVANTCE, substantially in the form of Exhibit F hereto.

      "Transaction Documents" means this Agreement, the Assumption Agreement, the Bill of Sale, the Contract Assignment, the Copyright Assignment, the Trademark Assignment, the Patent Assignment and the Promissory Note.

      "Transferred Assets" has the meaning assigned to such term in Section 2.02 hereof.

      "Transferred Benefit Plan" means any 401K Plan, vacation pay, sickness, hospitalization or other medical, dental, vision, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option purchase plan, and each other employee benefit plan, program or arrangement, whether or not an employee benefit plan within the meaning of Section 3(3) of ERISA which since January 1, 1993 has been maintained or contributed to by the Company for the benefit of or relating to any of its employees or to any former employee of the Company or his/her dependents, survivors or beneficiaries.

      "Transferred Employee" has the meaning assigned to such term in Section 9.03(a) hereof.

      "Warranties" mean those obligations of the Company based upon, or arising from, warranties, whether of material, design, workmanship and/or fitness for use, covering parts or products manufactured, delivered, installed or sold by the Company on or before the Closing Date.

      Section 1.02 Rules of Construction. This Agreement and the other Transaction Documents shall be deemed to have been drafted by both the Company and AVANTCE and neither this Agreement nor any other Transaction Document shall be construed against any party as the principal draftsperson hereof or thereof. The Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement. Other capitalized terms used in this Agreement and not defined in Section 1.01 shall have the meanings assigned to them elsewhere in this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to such Person's predecessors (to the extent applicable) and permitted successors and assigns.

                                   ARTICLE II
                            TERMS OF THE TRANSACTION

      Section 2.01 Purchase Price. The Transferred Assets shall be sold, assigned, granted, transferred, conveyed and delivered by the Company and shall be purchased, acquired and accepted by AVANTCE in consideration for the purchase price as set forth in Schedule 2.01 (the "Purchase Price").

      Section 2.02 Transfer of Assets. On and subject to the terms and conditions of this Agreement, at the Closing, the Company shall sell, grant, convey, transfer, assign and deliver to AVANTCE, and AVANTCE shall purchase, acquire and accept from the Company, all of the Company's right, title and interest in, the assets and rights of the Company, other than the Excluded Assets, with such additions thereto or deletions therefrom as may be permitted by the terms of this Agreement (collectively, the "Transferred Assets"), including without limitation:

            (a) all of the Company's right, title and interest in the Computer Documentation;

            (b) all of the Company's rights in, to and under all Contracts relating to the Business, except for those Contracts which are listed on
Schedule 3.09, which Schedule the parties may mutually agree to amend through Exhibit C hereto (each an "Assigned Contract" and collectively, the "Assigned Contracts");

            (c) all originals or, to the extent originals are not available, copies of papers, sales and business files and records, contract records, test and design records, product specifications, drawings, engineering, maintenance, supplier and customer lists and other business records and documents used in connection with the Business, whether maintained in electronic or physical form (the "Records");

            (d) the trademarks, trade names, service marks, trade styles, trade dress and such unregistered rights as may exist through use, and foreign counterparts thereof, owned by the Company and used primarily in the Business including as set forth in Schedule 2.02(d) which the parties may mutually agree to amend through Exhibit F hereto (the "Trademarks");

            (e) all domestic and foreign unregistered patent rights, patent applications, patent registrations, letters patent or similar legal protection issuing thereon, and all rights and benefits under any applicable treaty or convention held and/or owned by the Company and used in conjunction with the Business and the RIMS Software, including as set forth in Schedule 2.02(e) which the parties may mutually agree to amend through Exhibit E hereto (the "Patents");

            (f) all domestic and foreign common law and statutory rights associated with the copyrights, copyright applications, copyright registrations and the moral rights that now or hereafter exist in the RIMS Software, Records and Computer Documentation, including all of the Company's associated copyright registrations and application, which are set forth in Schedule

2.02(f) which the parties may mutually agree to amend through Exhibit D hereto (the "Copyrights");

            (g) the technologies, trade-secrets, designs, improvements, formulae, manufacturing methods, practices, processes, technical data, product development data, research data, specifications, or methods and know-how, whether or not patentable, whether or not a secret and whether or not reduced to writing that are used in the Business (the "Know-how");

            (h) the Owned Intellectual Property and all of the Company's right, title and interest in, to and under the Licensed Intellectual Property;

            (i) the computer software of the Company known as "RIMS", including source code, binary executable code, object code, compilers, assemblers and algorithms, (the "RIMS Software");

            (j) with regard to the Business, all other assets, including any cash or cash equivalents, Accounts Receivable, any and all Owned Tangible Property and all of the Company's right, title and interest in and to all Leased Tangible Property, that are necessary for the Company to conduct its business; and

            (k) all of the Company's right, title and interest in, to and under the Material Permits; and

            (l) the Transferred Benefit Plans and the assets attributable or related to any such Transferred Benefit Plans.

            Section 2.03 Assumption of Liabilities. AVANTCE shall assume, undertake to pay, perform or discharge the liabilities of the Company, except those liabilities which are excluded in Schedule 2.03,(all of which are hereinafter referred to collectively as the "Assumed Liabilities"), all of which AVANTCE will assume and pay, discharge or perform, as appropriate, in a timely manner as and when required from and after the Closing Date: AVANTCE shall be under no obligations to assume any liabilities of the Company that are excluded in Schedule 2.03,

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to AVANTCE, that:

      Section 3.01 Organization; Authority. The Company is duly approved, validly existing and in good standing under the laws of the State of New York. The Company has all necessary corporate power and authority to operate all its properties and to carry on its business as it is now being conducted. The Company has all necessary corporate power and authority to sell, convey, transfer, assign and deliver the Transferred Assets to AVANTCE as contemplated by this Agreement, and to execute, deliver and perform its obligations hereunder and under the other Transaction Documents to which it is a party.

      Section 3.02 Authorization of Transaction. The board of directors of the Company has duly authorized and approved the transactions contemplated by this Agreement and has resolved that the transactions contemplated hereby are fair to, advisable and in the best interests of the Company's stockholders. The Major Shareholders have irrevocably agreed to vote all shares owned or controlled by them in favor of the transactions contemplated by this Agreement. The Major Shareholders have agreed that they will not vote any shares owned or controlled by them in favor of any other competing offer to purchase either the assets or stock of the Company. The affirmative vote (in person or by duly authorized and valid proxy at a Company stockholders' meeting or by written consent) of the holders of two-thirds of the outstanding shares of each of the Company's common stock, in favor of the adoption of this Agreement is the only vote of the holders of any class or series of the Company's capital stock required by applicable law and the Company's organizational instruments to duly effect such adoption (the "Company Stockholder Approval"). Other than the actions required to obtain the Company Stockholder Approval and filings necessary for the Company to comply with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Company has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize and to approve the execution, delivery and performance of this Agreement, the other Transaction Documents to which it is to be a party and the documents, agreements and certificates executed and delivered by it or to be executed and delivered by it in connection herewith and therewith.

This Agreement is, and each other Transaction Document to which the Company is to be a party, when executed and delivered by the Company at the Closing and, assuming due authorization, execution and delivery by AVANTCE, will be duly executed and delivered by the Company, and shall constitute a valid and legally binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity. All persons who have executed this Agreement on behalf of the Company or who will execute on behalf of the Company any other Transaction Document or other documents, agreements or certificates in connection herewith or therewith, have been duly authorized to do so by all necessary corporate action.

      Section 3.03 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable law (including, without limitation, filings necessary for the Company to comply with any applicable requirement of the Exchange Act), neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will require any filing with, notice to, or permit, authorization, consent or approval of, any Governmental Entity. Except as set forth on Schedule 3.03, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the articles of association or other organizational documents of the Company, (b) result in the creation or imposition of any Liens upon the Transferred Assets, (c) result in a material violation or material breach of, require any notice to any party pursuant to, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, amendment, cancellation, acceleration or right of non-renewal or contractually require any prepayment or offer to purchase any debt or give rise to the loss of a material benefit) under, any of the terms, conditions or provisions of any Contract by which the Transferred Assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Transferred Assets.

      Section 3.04 Financial Statements; Other Financial Information. The financial statements of the Company included in the reports filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, fairly present the consolidated financial condition of the Company and its subsidiaries at the dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not material in amount or effect).

      Section 3.05 Transferred Assets. (a) The Company has good and marketable title to, or a valid leasehold interest in, all of the Transferred Assets. All such Transferred Assets are free and clear of all Liens other than (a) Liens which shall be discharged or removed by Seller prior to or at Closing and which are specifically noted on Schedule 3.05 and (b) such imperfections of title or encumbrances, if any, which are not, individually or in the aggregate, material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the Transferred Assets subject thereto or affected thereby.

            (b) All of the Tangible Property included in the Transferred Assets are in good repair and operating condition, reasonable wear and tear excepted. The RIMS Software performs in all material respects all of the functions as previously disclosed to AVANTCE in writing and presentations and as outlined in the relevant product manuals and presentations in accordance with their written specifications.

            (c) The Accounts Receivable included in the Transferred Assets are, to the Company's Knowledge, good and collectible in accordance with past practices (less the amount of any provision, reserve or similar adjustment therefor on the books and records of the Company).

      Section 3.06 Intellectual Property. (a) The Company has disclosed to AVANTCE or its counsel correct and complete copies of all applications, filings, licenses, agreements and related correspondence and documents embodying the Company Intellectual Property.

            (b) Except as set forth in Schedule 3.06(b): (i) the Company owns or has the right to use all of the Company Intellectual Property necessary for the Company to conduct its business as presently conducted, including the right to sell and distribute the products of the Company; (ii) no proceedings have been instituted, are pending or, to the best of the Company's Knowledge, threatened, which challenge the Company's rights in respect of the aforesaid or the validity thereof; (iii) none of the Owned Intellectual Property used by the Company is the subject of any Lien or (except as specifically identified and disclosed in a Schedule to this Agreement) other agreement granting rights therein to any third party; (iv) the Company has not received notice of any charges of interference or infringement of any Company Intellectual Property; (v) (A) the RIMS product line does not infringe upon or otherwise violates the Intellectual Property rights of others and the Company has not received any claims of such infringements or violation; and (B)to the Company's Knowledge, none of the Company Intellectual Property are being infringed by others and none are subject to any outstanding order, decree, judgment, stipulation or charge; (vi) the employees, consultants and contractors who have been and are engaged to develop the Company Intellectual Property have been required to sign assignable and legally binding confidentiality and, as applicable, assignment-of-invention and/or work-for-hire agreements; (vii) the Company does not have Knowledge of any facts or claims which would cause any of the Company Intellectual Property to be invalid; and (viii) the Owned Intellectual Property was not developed under a grant from any Governmental Entity or private source.

            Section 3.07 Operations Since the Financial Statements. Since the date of the audited 2005 year end financial statements which have been provided to AVANTCE, there has not been, and there will not be as of the Closing Date:

            (a) Any change in the business, results of operations, assets, financial condition, or manner of conducting the business of the Company which has or may be reasonably expected to have a material adverse effect on such business, results of operations, Transferred Assets, or financial condition;

            (b) Any damage, destruction, or loss (whether covered by insurance) which has, or may reasonably be expected to have, a material adverse effect upon any of the Transferred Assets and/or the business operations of the Company;

            (c) Any amendment or termination by the Company of any material Contract, franchise, permit, license or other agreement that relates to the Transferred Assets;

            (d) Except with the prior written consent of AVANTCE, which consent shall not be unreasonable withheld, any settlement resulting in payment or a promise to make payment by the Company of any threatened litigation or claim, including but not limited to, any settlement of any outstanding issues with Company's former distributor in the United Kingdom; or

            (e) The imposition of any Lien on the Transferred Assets.

      Section 3.08 Litigation. Except as set forth on Schedule 3.08, there is no claim, court recorded settlement, suit, action, proceeding or investigation pending, or to the Knowledge of the Company, threatened against or affecting the Transferred Assets and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company that could reasonably be expected to have a material adverse effect on the Transferred Assets or could affect the performance of the Company's obligations under this Agreement. The Company is not presently engaged in any legal action to recover monies due or damages relating to the Transferred Assets.

      Section 3.09 Additional Assigned Contracts and Commitments. Schedule 3.09 lists (a) all distribution agreements that the Company is a party to and the revenue associated with each such distribution agreement applicable to the Business during the period of the most recent audited annual financial statements of the Company and (b) all the obligations of the Company to provide maintenance and support to the Company's customers. [Except as set forth on Schedule

3.09, there is nothing contained in any customer agreement that would restrict or limit AVANTCE's ability to establish the level of maintenance fees under these agreements.] The Company is not and, to the Knowledge of the Company, no other party is, in violation of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any material Assigned Contract to which it is a party or by which it or any of its properties or assets is bound. Each Assigned Contract constitutes a valid and binding obligation of the Company and, to the Knowledge of the Company, each other party thereto, enforceable against such other party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

      Section 3.10 Compliance with Laws. The Company is in compliance in all material respects with all applicable statutes, laws, codes, ordinances, regulations, rules, Material Permits, judgments, decrees and orders of any Governmental Entity applicable to the Transferred Assets. The Company has not received, and to the Company's Knowledge, there does not exist, any notice of any action, suit, hearing, charge or investigation to the effect that the Transferred Assets are, were or may be in violation of any requirement of law or any order of any Governmental Entity. The Company has in effect all material permits and licenses necessary for it to own, lease or operate the Transferred Assets and to carry on such business as now conducted (and the Company has timely made appropriate filings for issuance or renewal thereof) and Schedule
3.10 contains a list of all such material permits and licenses (the "Material Permits").

      Section 3.11 Insurance. The Company maintains adequate insurance with qualified insurance carriers with respect to liability and property loss or damage as it relates to Transferred Assets. Copies of all such policies have been provided to AVANTCE.

      Section 3.12 Transactions with Affiliates. Except as set forth on Schedule
3.12 or otherwise disclosed pursuant to this Article III: (a) no Affiliate, director, or officer of the Company owns any interest in any asset or property (real or personal, tangible or intangible), business or Contract, used or intended for use or otherwise relating to the business currently conducted or proposed to be conducted by the Company relating to the Transferred Assets and
(b) there are no arrangements or agreements related to the Transferred Assets between the Company, on the one hand, and any of its respective Affiliates, directors or officers, on the other hand, providing for the receipt of any payments or benefits to such Affiliates, directors or officers

      Section 3.13 Finders or Brokers. Except as set forth on Schedule 3.13, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company shall be solely responsible to pay any fees the named entity and/or person and any other third party related to this transaction retained by Company. The Company shall indemnify and hold AVANTCE harmless from any claims for failure to pay any such fees.

      Section 3.14 Complete Disclosure. None of the representations and warranties made by the Company in this Agreement or made in any certificate or other document furnished hereunder will contain any untrue statement of material fact, or omit to state a material fact necessary in order to make the statement contained herein or therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF AVANTCE

      AVANTCE represents and warrants to the Company, that:

      Section 4.01 Authority. AVANTCE is duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A. AVANTCE has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement, and the other Transaction Documents to which it is a party, by AVANTCE and the consummation by AVANTCE of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of AVANTCE and no other corporate proceeding on the part of AVANTCE is necessary to authorize this Agreement and the other Transaction Documents to which it is a party or to consummate the transactions contemplated hereby and thereby to which AVANTCE is a party. This Agreement has been, and each other Transaction Document to which AVANTCE is to be a party will be, when executed and delivered by the AVANTCE at the Closing, duly executed and delivered by AVANTCE and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of AVANTCE enforceable against AVANTCE in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

      Section 4.02 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AVANTCE. AVANTCE shall be solely responsible to pay any fees to any third party related to this transaction retained by AVANTCE. AVANTCE shall indemnify and hold the Company harmless from any claims for failure to pay any such fees.

      Section 4.03 No Violation. The execution and delivery of this Agreement and each Transaction Document by the signatories thereto, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Lien of any kind upon any of the properties or assets of AVANTCE under, any provision of (i) the Articles/Certificate of Incorporation or By-laws of AVANTCE, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which AVANTCE is a party or by which any of its properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AVANTCE or its property or assets.

      Section 4.04 Financing Commitment. AVANTCE has received term sheets indicating a willingness to finance the Purchase Price from its lender(s) in connection with the purchase of the Transferred Assets and does not anticipate any issues in obtaining the necessary financing to consummate the Transactions contemplated hereby.

      Section 4.05 Complete Disclosure. None of the representations and warranties made by AVANTCE in this Agreement, or made in any certificate or other document furnished hereunder will contain any untrue statement of material fact, or omit to state a material fact necessary in order to make the statement contained herein or therein, in light of the circumstances under which such statements were made, not misleading.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

      Section 5.01 (a) Conditions to the Obligations of AVANTCE. The obligation of AVANTCE to consummate the transactions contemplated by this Agreement shall be subject to the following conditions precedent (the "AVANTCE Purchase Conditions") (any of which may be waived in whole or in part in writing by AVANTCE in its sole discretion):

            (i) The representations and warranties of the Company set forth in this Agreement, or in any other document delivered in connection herewith, shall be true and correct as of the date hereof and as of the Closing Date as though made on or as of such date (except for representations and warranties made as of a specified date).

            (ii) No court action shall have been instituted or threatened to restrain or prohibit the acquisition by AVANTCE, or the conveyance by the Company, of the Transferred Assets.

            (iii) The Company shall have performed and complied with all of its obligations under this Agreement required to be completed prior to Closing and all documents and instruments required to be delivered by the Company shall be in form and substance reasonably satisfactory to AVANTCE.

            (iv) As of the Closing, there shall be no previously undisclosed liabilities of the Company in excess of twenty thousand dollars ($20,000). For the purposes hereof, the liabilities and obligations of the Company that are deemed to have been disclosed to AVANTCE, include (i) those disclosed on
Schedule 2.03 hereto, (ii) those disclosed in the Company's audited financial statements for the year ended May 31, 2005, (iii) those arising in the ordinary course of business consistent with past practice under any Assigned Contract or
(iv) those incurred in the ordinary course of business consistent with past practice since May 31, 2005.

            (v) The Company shall have obtained the Company Stockholder Approval to this Agreement and the transactions contemplated hereby.

            (vi) AVANTCE shall have obtained financing necessary to close the transactions contemplated by this Agreement.

      (b) Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the following conditions precedent (the "Company Purchase Conditions") (any of which may be waived in whole or in part in writing by the Company in its sole discretion):

            (i) The representations and warranties of AVANTCE set forth in this Agreement, or in any other document delivered in connection herewith, shall be true and correct as of the date hereof and as of the Closing Date as though made on or as of such date (except for representations and warranties made as of a specified date).

            (ii) No court action shall have been instituted or threatened to restrain or prohibit the acquisition by AVANTCE, or the conveyance by the Company, of the Transferred Assets.

            (iii) AVANTCE shall have performed and complied with all of its obligations under this Agreement required to be completed prior to Closing and all documents and instruments required to be delivered by AVANTCE shall be in form and substance reasonably satisfactory to the Company.

            (iv) The Company shall have obtained the Company Stockholder Approval to this Agreement and the transactions contemplated hereby.

      Section 5.02 Termination. (a) This Agreement may be terminated at any time prior to Closing as follows:

            (i) by the mutual consent of the Company and AVANTCE;

            (ii) by either party, in the event that the Closing does not occur at or before 5:00 p.m. New York time, on October 31, 2005; provided, however, that the right to terminate this Agreement pursuant to this Section 5.02(a)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the transaction to be consummated by such time and date;

            (iii) by either party, in the event the Company fails to obtain the Company Stockholder Approval;

            (iv) by AVANTCE, if the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (X) would give rise to the failure of a condition set forth in Section 5.01(a)(i) or (iii), and (Y) is either incapable of being cured by the Company or, if curable, is not cured within 15 days of receipt from AVANTCE of written notice thereof; or

            (v) by the Company, if AVANTCE shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (X) would give rise to the failure of a condition set forth in Section 5.01(b)(i) or (iii), and (Y) is either incapable of being cured by AVANTCE or, if curable, is not cured within 15 days of receipt from the Company written notice thereof.

            (b) In the event of a  termination  of this  Agreement  pursuant  to
Section 5.02, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of AVANTCE or the Company or their respective shareholders, officers or directors; provided, however, that nothing herein shall relieve any party for liability for any for any knowing or willful breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement or in respect of fraud by any party. Notwithstanding the foregoing, the provisions of this Section 5.02 and Sections 8.02, 8.03 and 9.01 hereof shall survive any termination of this Agreement.

            (c) In the event that, prior to the date that this Agreement is duly terminated pursuant to Section 5.02, the Company enters into a transaction under which a third party acquires, or obtains an option to acquire, all or substantially all of the capital stock or assets of the Company, the Company covenants and agrees to pay to AVANTCE immediately upon entry into such alternative transaction the principal sum of three hundred and forty thousand dollars ($340,000) as liquidated damages to compensate AVANTCE for its direct and indirect costs and expenses in connection with the transactions contemplated by this Agreement, including AVANTCE's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement and AVANTCE's loss as a result of such transactions not being consummated.

                                   ARTICLE VI
                                    CLOSING

      Section 6.01 Closing. (a) The closing of all transactions contemplated by this Agreement (the "Closing") will occur and will be deemed to be effective on the fifth business day after all conditions to the Closing have been satisfied or waived or such other date as the parties may mutually agree (the "Closing Date"). All actions to be taken at Closing will be considered to be taken simultaneously and no documents will be considered to be delivered until all documents to be delivered at the Closing have been executed and delivered.

            (b) The following actions will occur at the Closing:

                  (i) An officer of each party will execute a certificate, in substantially the form attached hereto as Exhibit G, stating that all representations and warranties made by such party in this Agreement are true and complete as of the Closing Date (each, an "Officer Certificate").

                  (ii) The Company will deliver to AVANTCE an opinion of counsel in form and substance satisfactory to AVANTCE which shall be substantially in the form attached hereto as Exhibit H ("Company's Counsel's Letter").

                  (iii) The Company shall execute and deliver to AVANTCE the Company's remaining Transaction Documents, including the Written Approvals for Assignment or Change-of-Control under Annex 1.2 to Exhibit C, and any other endorsements and other good and sufficient instruments and documents of transfer and assignment, all dated as of the Closing Date and in a form reasonably satisfactory to AVANTCE, as shall be necessary and effective to transfer and assign to and to further vest in AVANTCE all of the Transferred Assets.

                  (iv) AVANTCE shall execute and deliver to the Company AVANTCE's remaining Transaction Documents and shall accept each of the Bill of Sale, Copyright Assignment, Patents Assignment, Trademark Assignment and the Company certificates provided for herein.

                  (v) AVANTCE shall make a wire transfer of same day funds in the amount of the Initial Purchase Price as set forth on Schedule 2.01.

                  (vi) The Company shall, in cooperation with AVANTCE, take all steps reasonably required to put AVANTCE in actual possession and operating control of the Transferred Assets.

                  (vii) Each of the Principal AVANTCE Members shall have executed and delivered to the Company a Guaranty Agreement.

                  (viii) The parties shall also execute, if applicable, and deliver to the other party (A) such other certified charters, incumbency certificates, good standing certificates and other instruments reasonably requested by the other party and (B) all other documents necessary to effectuate the transactions contemplated by, and the terms of, this Agreement.

      Section 6.02 Further Assurances. From time to time, pursuant to the request of a party delivered to the other party after the Closing Date, such party shall execute, deliver and acknowledge such other instruments and documents of conveyance and transfer or assumption and, at the expense of the requesting party, shall take such other actions and shall execute and deliver such other documents, certifications and further assurances as the other party reasonably may request in order to vest and confirm more effectively in AVANTCE title to or to put AVANTCE more fully in legal possession of, or to enable AVANTCE to use, any of the Transferred Assets, or to enable AVANTCE to complete, perform or discharge any of the Assumed Liabilities or otherwise enable the parties to carry out the purposes and intent of this Agreement.

                                   ARTICLE VII
                                    COVENANTS

      Section 7.01 Non-Competition. (a) For a period of five (5) years after the Closing Date, the Company and the Major Shareholders shall not, directly or indirectly, engage in a business or enterprise that includes the development or marketing of any competing computer software, and during such period shall not solicit or attempt to solicit sales or licenses of any competing computer software, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise between AVANTCE and its customers, suppliers, agents, consultants, officers or employees. This Section 7.01 shall be enforceable on a worldwide basis. For the purposes of this Agreement, the phrase "competing computer software" means any software products which has the same or substantially similar purposes as the RIMS Software, which performs functions substantially similar to the RIMS Software, and the marketing of which would tend to inhibit licensing or marketing of such software. The provisions of this Section shall prevent the Company from investing its assets in securities of any corporation engaged in business competitive to that of the Business; provided, however, that the Company shall not be prevented from owning up to five percent (5%) of the total shares of all classes of stock outstanding of any corporation.

            (b) The undertaking of this non-competition covenant is an integral part of this transaction and the consideration paid by AVANTCE pursuant to this Agreement shall be consideration not only for the purchase of the Transferred Assets and the other transactions contemplated by this Agreement, but also for the undertaking of this non-competition clause. If this covenant is unenforceable in any jurisdiction, it shall not render the covenant unenforceable in any other jurisdiction. If this covenant is deemed too broad in any jurisdiction, the covenant shall be altered to meet the requirements of that jurisdiction, but in no event shall the covenant be rendered null and void.

            (c) In consideration of the agreement of the Major Shareholders set forth in Section 7.01 and the indemnities of the Major Shareholders set forth in
Section 10.01 Avantce shall pay to each of the Major Shareholders an amount equal to $76,667. These payments shall be made in four equal installments within 10 days of the end of the first four fiscal quarters after the Closing Date. These payments shall be personally guaranteed by the Principal AVANTCE Members pursuant to the Guaranty Agreement.

      Section 7.02 Conduct of Business. From the date hereof to the Closing, the Company shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to the Closing, the Company shall not (except in the ordinary course consistent with past practice or unless AVANTCE shall otherwise approve in writing, and which approval should not be unreasonably withheld, and except as expressly permitted by this Agreement):

            (a) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of the Transferred Assets;

            (b) modify, amend or terminate any material Contract relating to the Transferred Assets, or waive, release or assign any rights or claims;

            (c) enter into any Contact relating to the distribution, sale or marketing by third parties of the products and services of the Business

            (d) enter into any settlement agreement resulting in payment or a promise for payment by the Company relating to any threatened litigation or claims, including but not limited to, any settlement of any outstanding issues with Company's former distributor in the United Kingdom; or

            (e) authorize any of, or commit or agree to take any of, the foregoing actions.

      Section 7.03 Transition. Prior to the Closing Date, the Company will use commercially reasonable efforts to preserve for the benefit of AVANTCE the relations between the Company and its customers, suppliers and other Persons having business relations with the Company with respect to the Transferred Assets.

      Section 7.04 Post-Closing Access to Book and Records. From and after the Closing Date, AVANTCE shall permit the Company and its officers and representatives to have reasonable access to the facilities and property comprising the Business or the Transferred Assets, to consult with and obtain the assistance (including, without limitation, reasonable travel in connection with court proceedings) of such of AVANTCE's employees as shall be familiar with the relevant facts in connection with Tax and accounting matters, the prosecution or defense by the Company of claims and proceedings and other legal, contractual and regulatory matters and to review and to have access to the books, files and records related to the Business for the period ending on the Closing Date (and the right to make copies thereof at the expense of the Company) as the Company shall from time to time reasonably request. The Company shall reimburse any employee of AVANTCE for its out-of-pocket expenses reasonably incurred in connection with this Section 7.04.

                                  ARTICLE VIII
                                 NON-DISCLOSURE

      Section 8.01 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the Company and AVANTCE. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other party, which approval shall not be unreasonably withheld.

      Section 8.02 Non-Disclosure of Agreement. Except by mutual agreement or as may be required to obtain financing for the transactions contemplated by this Agreement or, the Company Stockholder Approval, or unless compelled to disclose by judicial or administrative process or by other requirements of law, no party shall disclose any of the terms and conditions of this Agreement except as may be necessary to enforce its terms, or as ordered by a court of competent jurisdiction.

      Section 8.03 Confidentiality. The Company and AVANTCE acknowledge that any information that it has learned about the other during the course of this transaction is confidential and may contain valuable proprietary trade secrets and, accordingly, its use and disclosure, must be strictly controlled. All parties, their officers, directors, employees, and other representatives will hold any information in strict confidence and will not use, disclose, or proliferate any information derived about the other during the course of this transaction prior to the date of

Closing. After the date of the Closing, the Company shall not disclose any information learned about AVANTCE or the Transferred Assets without the written approval of AVANTCE, unless compelled to disclose by judicial or administrative process or by other requirements of law. Notwithstanding the foregoing, the following information regarding any party shall not be deemed to be confidential information subject to the provisions of this Section 8.03: information publicly known or generally known in the industry of the Business through no act of the disclosing party, information obtained from independent sources, information required to be disclosed to the disclosing party's representatives for the purposes of this transaction or information known by the disclosing party on a non-confidential basis prior to the disclosure to such party.

                                   ARTICLE IX
                              ADDITIONAL AGREEMENTS

      Section 9.01 Costs and Expenses. Each of the parties shall pay all of their respective costs and expenses incurred or to be incurred by each of them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement provided, however, that AVANTCE shall pay to the Company an amount equal to the costs and expenses of the Company's third party advisors incurred in connection with the transactions contemplated by this Agreement, not to exceed $150,000 in the aggregate, in the event of a termination of this Agreement pursuant to Section 5.02 (a) (v).

      Section 9.02 Bulk Sales Law. The parties hereby waive the other party's compliance with the provisions of Article 6 of the Uniform Commercial Code - Bulk Transfers and the Bulk Sales Act and any other applicable United States, state or provincial bulk sales act or statute, if applicable.

      Section 9.03 Employees; Benefit Plans.

            (a) Employees. AVANTCE shall offer employment, effective as of the Closing Date, to all officers (other than any Major Shareholder), employees, agents and consultants of the Company employed primarily in connection with the Business (the "Business Employees") who are employed as of the Closing on such terms and conditions generally comparable to those in effect immediately prior to the Closing. Each such Business Employee who accepts AVANTCE's offer of employment effective as of the Closing Date shall be referred to herein as a "Transferred Employee". Nothing herein shall, or shall be construed to, limit AVANTCE's right at any time to terminate the employment of any Transferred Employee or to amend or terminate any employee benefit plan or otherwise change terms and conditions of employment of any Transferred Employee.

            (b) Employee Benefits.

            (i) The parties agree that, to the extent permissible under applicable law, AVANTCE shall be a successor employer for purposes of the Federal Insurance Contributions Act, as codified at 26 U.S.C. ss.ss. 3101-3128, the Federal Unemployment Tax Act, as codified at 26 U.S.C. ss.ss. 3301-3311, and, if AVANTCE so elects, under any applicable state workers compensation and unemployment compensation laws. The Company agrees to provide AVANTCE with such wage, tax and other information with respect to Transferred Employees as AVANTCE may reasonably require for such purposes.

            (ii) AVANTCE shall assume and be bound by, obligated and responsible for any and all duties, responsibilities, commitments, expenses, obligations or liabilities of the Company relating to the Business (or which may be asserted against or imposed upon AVANTCE as a successor or transferee of the Company as an acquirer of the Business or the Transferred Assets or otherwise as a matter of law) which arise from, or relate to, any Transferred Benefit Plan, including the Transferred Benefit Plans, liabilities for salaries, wages, sick pay, COBRA continuation coverage or benefits under any other employee benefit plan or arrangement, workers compensation or unemployment insurance premiums, tax withholding, occupational injury, illness or disability, or claims arising under any employment, labor or discrimination laws whether payable prior to or after the Closing.

            (iii) The parties agree to furnish each other with such information concerning Business Employees and Transferred Benefit Plans, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated by this Section 9.03.

                                    ARTICLE X
                                 INDEMNIFICATION

      Section 10.01 Indemnification by the Company. The Major Shareholders, personally, jointly and severally, shall be liable for, shall indemnify AVANTCE, and its officers, directors, Affiliates and employees for, shall hold harmless, protect and defend AVANTCE and its officers, directors, Affiliates or employees from and against, and shall reimburse AVANTCE, and its officers, directors, Affiliates and employees for, any and all of AVANTCE's Damages; provided, however, that the foregoing indemnification obligation shall only be available in the event and to the extent that AVANTCE's Damages exceed $50,000, and provided further, that the total amount of AVANTCE's Damages for which AVANTCE may be indemnified pursuant this Article X shall not exceed $2,500,000 for any Intellectual Property claim and $500,000 for any other claims, in the aggregate regardless of whether the Company receives any insurance proceeds covering such Damages and net of any tax benefits to AVANTCE.

      Section 10.02 Indemnification by AVANTCE. AVANTCE shall be liable for, shall indemnify the Company, and its officers, directors, Affiliates and employees for, shall hold harmless, protect and defend the Company and its officers, directors, Affiliates and employees, from and against, and shall reimburse the Company, and its officers, directors, Affiliates and employees for, any and all of the Company's Damages.

      Section 10.03 Matters Involving Third Parties, Etc. (a) If any legal proceeding shall be instituted, or any claim or demand made, against an indemnified party or a party which proposes to assert that the provisions of this Article X apply (the "Indemnified Party") such Indemnified Party shall give prompt written notice of the claim to the party obliged or alleged to be so obliged so to indemnify such Indemnified Party (the "Indemnitor"). The omission so to notify, or notify promptly, such Indemnitor, however, shall not relieve such Indemnitor from any duty to indemnify which otherwise might exist with regard to such claim unless (and only to the extent that) the omission to notify, or notify promptly, materially prejudices the ability of the Indemnitor to assume the defense of such claim. After any Indemnitor has received notice from an Indemnified Party that a claim has been asserted against such Indemnified Party, the Indemnitor shall within thirty (30) days pay to the Indemnified Party the amount of such Damages in accordance with and subject to the provisions of this Section; provided, however, that no such payment shall be due during any period in which the Indemnitor is contesting in good faith either its obligation to make such indemnification or the amount of Damages payable, or both. After any Indemnitor has received notice from an Indemnified Party that a claim has been asserted against it by a third party, the Indemnitor shall have the right, upon giving written notice to the Indemnified Party, to participate in the defense of such claim and to elect to assume the defense against the claim, at its own expense, through the Indemnified Party's attorney or an attorney selected by the Indemnitor and approved by the Indemnified Party, which approval shall not be unreasonably withheld. If the Indemnitor fails to give prompt notice of such election, then the Indemnitor shall be deemed to have elected not to assume the defense of such claim and the Indemnified Party may defend against the claim with its own attorney.

            (b) If the  Indemnitor  so elects to  participate  in the defense of such claim or to assume the defense against a claim, then the Indemnified Party will cooperate and make available to the Indemnitor (and its representatives) all employees, information, books and records in its possession or under its control which are reasonably necessary or useful in connection with such defense; and if the Indemnitor shall have elected to assume the defense of a claim, then the Indemnitor shall have the right to compromise and settle in good faith any such claim provided such release or settlement contains an unconditional release of the Indemnified Party. If such conditions are not satisfied and such unconditional release not obtained, then the Indemnitor will not compromise or settle such action, suit, proceeding, or claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If the Indemnitor is conducting the defense of a claim, the Indemnified Party may retain separate co-counsel at its cost and expense and participate in such defense.

            (c) If the Indemnitor does not elect to assume or is deemed to have elected not to assume the defense of a claim then: (i) the Indemnified Party shall have the right to conduct such defense; (ii) the Indemnified Party shall have the right to compromise and to settle, in good faith, the claim without the prior consent of the Indemnitor; (iii) the Indemnitor will periodically reimburse the Indemnified Party for costs (including reasonable legal fees); and
(iv) if it is ultimately determined that the claim of loss which shall form the basis of such judgment or settlement is one that is validly an obligation of the Indemnitor that elected not to assume the defense, then such Indemnitor shall be bound by any ultimate judgment or settlement as to the existence and the amount of the claim and the amount of said judgment or settlement (including the attorneys' fees, costs and expenses of defending such claims) shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder, subject to any limits on the right to be so indemnified hereunder. Upon the determination of liability under and subject to Section 9.01 or 9.02 hereof, the appropriate party shall within thirty (30) days of such determination, pay the amount of such claim.

      Section 10.04 Credits Against Future Payment. If AVANTCE is determined to be entitled to indemnification by the Major Shareholders under the terms of this Agreement, then AVANTCE shall first credit such amount for which it is entitled to indemnification against any payments (if any such payments are due and owing at that time), which it may be required to make to the Company pursuant to the Promissory Note.

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section  11.01   Notices.   All  notices,   requests,   demands  or  other
communications hereunder shall be in writing, hand delivered or mailed by certified mail, return receipt required, or by overnight courier, receipt signature required or by facsimile transmission with verification of transmission received by the sender, to each party at the address that follows or at such other place as any party may, by written notice to the other parties hereto, direct:

                  Addresses for the Company:

Prior to the Closing:

                  Irwin Balaban
                  Chief Executive Officer
                  511 Ocean Avenue
                  Massapequa, New York 11758
                  Facsimile: 516-795-6933

After the Closing:

                  c/o Irwin Balaban
                  17 Fairbanks Boulevard
                  Woodbury, New York 11797
                  Facsimile: 516-367-9588

In each case, with a copy to:

                  Pryor Cashman Sherman & Flynn LLP
                  Attn: Eric Hellige, Esq.
                  410 Park Avenue
                  New York, New York 10022
                  Facsimile: 212-326-0806

                  Address for AVANTCE:

                  Kristi Kennedy
                  Jon Scheumann
                  508 Ashley Way
                  Peachtree City, GA 30269
                  Facsimile: 240 368-4874

                  Addresses for the Major Shareholders:

                  Mr. Irwin Balaban
                  17 Fairbanks
                  Boulevard Woodbury, New York 11797
                  Facsimile: 516-367-9588

                  Mr. Lawrence Klein
                  P.O. Box 232
                  67 Fairview Road
                  Monterey, Massachusetts 01245

                  Mr. Herbert Goldman
                  68 Beaumont Drive
                  Plainview, New York 11803

In each case, with a copy to:

                  Pryor Cashman Sherman & Flynn LLP
                  Attn: Eric Hellige, Esq.
                  410 Park Avenue
                  New York, New York 10022
                  Facsimile: 212-326-0806

      Any such notice, when sent in accordance with the provisions hereof, shall be deemed to have been given and received (a) on the day personally delivered or faxed (with confirmation) or (b) on the second day after the day overnight delivered or (c) on the fifth day following the date mailed.

      Section 11.02 Modification and Waiver/Entire Agreement. This Agreement, and the exhibits, schedules and other documents referenced herein, constitutes the entire Agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understanding of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      Section 11.03 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, including telecopy facsimiles, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

      Section 11.04 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors, heirs, executors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement; provided, however, that in the event the Company assigns the Promissory Note to any third Person established for the benefit of the Company's shareholders on the Closing Date, such third Person shall have such rights hereunder and under the Promissory Note as have been assigned by the Company to such third Person.

      Section 11.05 Successor Liability. This entire Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors and assigns.

      Section 11.06 Specific Performance. Each of the parties hereto acknowledges that the rights, benefits and obligations of such party pursuant to this Agreement are unique and that no adequate remedy exists at law if any such party shall fail to perform any of its obligations hereunder, and each party therefore confirms and agrees that each such party's right to specific performance is essential to protect the interests of each party hereto. Accordingly, each party hereby agrees that each party shall, in addition to any other remedies which the parties may have hereunder or at law or in equity or otherwise, have the right to have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by each other party hereto. Notwithstanding any breach or default by any of the parties of any of their representations, warranties, covenants or agreements under this Agreement, if the transactions contemplated by it shall be consummated at the Closing, each of the parties waives any rights that it may have to rescind this Agreement or the transactions contemplated hereby; provided, however, that this waiver shall not affect any other rights or remedies available to the parties under this Agreement or under applicable law.

      Section 11.07 Costs. If any legal action or other proceeding is brought or any Dispute arising regarding the enforcement or interpretation of this Agreement or because of an alleged Dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable costs, including attorney's fees, incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      Section 11.08 Taxes. All sales, use, transfer and purchase taxes and fees, if any, arising out of the transfer of the Transferred Assets pursuant to this Agreement shall be shared equally by the Company and AVANTCE. The Company and AVANTCE agree to cooperate with each other and to file all necessary documentation (including, without limitation, all tax returns) with respect to such amounts in a timely manner.

      Section 11.09 Assignability. This Agreement may not be assigned by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

      Section 11.10 Severability of Provisions. If any provision, or a part thereof, of this Agreement is prohibited, unenforceable or invalid under applicable law, then the provision or part thereof shall be ineffective to the extent of such prohibition, unenforceability or invalidity under such law without affecting the enforceability or validity of such provision in any other jurisdiction and without invalidating the remainder of such provision or other provisions of this Agreement.

      Section 11.11 Cooperation of Parties. Each party shall give its full cooperation to the other in achieving and fulfilling the terms of this Agreement and to that end each party shall give all consents and information and execute all such documents as may reasonably be required to so fulfill and achieve these purposes, including such as may be required by governmental laws or regulations.

      Section 11.12 Survival; Remedies. All representations and warranties, of the parties contained in this Agreement, or any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing for a period of one year (the "Survival Period"). Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that the indemnification provisions contained in Article X hereof shall be the sole and exclusive remedy for Company's Damages or AVANTCE's Damages, as the case may be. Expiration of the Survival Period shall not affect the rights of any party under Article X hereof in respect of any specific claim for Damages made in writing by such a party and received by the other party prior to such expiration.

      Section 11.13 Mediation; Arbitration; Governing Law. (a) If any disputes, claims or controversies arise in connection with, pursuant to, or related to, this Agreement ("Disputes"), the parties agree to use their commercially reasonable efforts to have their respective management resolve such Dispute within a reasonable time through negotiations and efforts by the affected parties. If such Dispute cannot be resolved by negotiation, the parties agree to subject the Dispute to a sole mediator selected by the parties, or, if the parties are unable to agree to the sole mediator, the parties agree to submit the Dispute to mediation under the rules of the American Arbitration Association ("AAA"). If not thus resolved, within ninety (90) days after the conclusion of mediation, the Dispute will be referred to arbitration under an arbitral tribunal composed of an agreed upon number of arbitrators by the AAA in accordance with the rules of the AAA.

            (b) The place of mediation or arbitration shall beWilmington, Delaware, U.S.A.

            (c) This Agreement shall be governed and construed according to the laws of the State of Delaware, excluding conflict of laws principles, provided that any Dispute relating to the validity or effect of this arbitration clause, or to any arbitration arising thereunder, shall be governed by the arbitration law of the arbitral situs.

            (d) The award may grant any relief appropriate under the applicable law, including without limitation declaratory relief and/or specific performance. However, the parties agree that notwithstanding the applicable law, the arbitral tribunal shall not be empowered to award punitive damages against either party.

            (e) Nothing contained in this arbitration clause shall prevent either party from seeking conservatory or interim measures from the arbitral tribunal or courts of competent jurisdiction. Such limited recourse to the courts shall be in furtherance of the arbitration and shall not affect the jurisdiction of the arbitral tribunal to determine the Dispute, claim or controversy at issue.

            (f) In the event that any Dispute arises under both this present Agreement and any other agreement, document or instrument executed by the parties in connection with the transactions contemplated hereby, such Disputes shall be resolved in a consolidated proceeding by a single arbitral tribunal appointed by the AAA. The parties recognize that Disputes involving AVANTCE, the Company and a third party may not necessarily be consolidated with such proceeding without the consent of such third party. However, the parties agree to consolidation of such Disputes with the principal arbitration if the third party agrees.

            (h) The parties shall disclose and produce to each other all documents on which they intend to rely in the arbitration and all documents directly relevant to claims or defenses in the case. The arbitral tribunal shall have the power to order production of such documents.

            (i) The parties hereby agree there shall be no right of appeal to any court on the merits of any Dispute.

            (j) Judgment on the award may be entered in any court having jurisdiction over the award or any of the parties or their assets.

                            [signature page follows]

IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed by the parties hereto as of the day and year first above written.

AVANTCE RSI, LLC


By:    /s/ Jonathan D. Scheumann
       -------------------------------
Name:  Jonathan D. Scheumann
Title: Managing Director


ROBOCOM SYSTEMS INTERNATIONAL, INC.


By:    /s/ Irwin Balaban
       -------------------------------
Name:  Irwin Balaban
Title: Chief Executive Officer

Major Shareholders for the purposes of Section 7.01 and Article X


/s/ Irwin Balaban
--------------------------------------
Irwin Balaban


/s/ Lawrence Klein
--------------------------------------
Lawrence Klein


/s/ Herbert Goldman
--------------------------------------
Herbert Goldman

                                                                         ANNEX B

Section 623. Procedure to enforce shareholder's right to receive payment for shares

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action.

Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

      (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

      (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

      (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

      (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

      (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

      (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

      (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following:

            (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay;

            (B) that no offer or required advance payment was made by the corporation;

            (C) that the corporation failed to institute the special proceeding within the period specified therefor; or

            (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith.

      In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

      (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

      (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

      (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

      (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).

Section 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

      (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

            (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

                  (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

                  (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

                  (iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

            (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

            (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

      (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

      (3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

                                                                         ANNEX C

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      On August 17, 2005, we entered into an Asset Purchase Agreement ("the Agreement") to sell substantially all of our assets, subject to certain adjustments, to Avantce RSI, LLC, an unrelated third party, for approximately $3,170,000 in cash. The sale is expected to result in a pre-tax gain of approximately $300,000.

      The following unaudited pro forma condensed financial statements are presented to illustrate the effects of the sale on our historical financial position and operating results. The following unaudited pro forma condensed balance sheet of our company at May 31, 2005 gives effect to the proposed sale as if it had occurred on that date. The unaudited pro forma condensed statement of operations for the fiscal year ended May 31, 2005 gives effect to the proposed sale as if it had occurred as of June 1, 2004. The sale of assets pursuant to the Agreement will be a taxable transaction for United States federal income tax purposes. Accordingly, we will recognize a gain or loss with respect to the sale of assets pursuant to the Agreement in the amount equal to the difference between the amount of consideration received for each asset over the adjusted tax basis in each asset sold. Although the sale of our assets is expected to result in a taxable gain, we believe that all of the taxable gain will be offset by available net operating loss carryforwards.

      The unaudited pro forma condensed financial statements have been derived from, and should be read in conjunction with, our historical financial statements, including the accompanying notes. Those financial statements are included in our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2005, which we have filed with the Securities and Exchange Commission and which is incorporated herein by reference.

      The following unaudited pro forma condensed financial statements are estimates only and are presented solely for informational purposes. As a result, the accompanying unaudited pro forma condensed financial statements are not necessarily indicative of our financial position or results of operations that would have occurred had the sale and related transactions been consummated as of the dates indicated, nor is it necessarily indicative of the future financial position or results of operations.

                       ROBOCOM SYSTEMS INTERNATIONAL INC.

                  Unaudited Pro Forma Condensed Balance Sheets
                               As of May 31, 2005

                                                   Historical           Pro Forma
                                                  May 31, 2005       Adjustments (1)       Pro Forma
                                                  ------------       ---------------       ---------
Assets
Current assets:
     Cash and cash equivalents                    $    662,735       $ 1,839,772          $  2,502,507
     Accounts receivable, net                          505,804          (505,804)                   --
     Unbilled revenue                                  155,624          (155,624)                   --
     Deferred taxes                                     39,800           (39,800)                   --
     Other current assets                              119,910          (118,202)(2)           101,708
                                                  ----------------------------------------------------
Total current assets                                 1,483,873         1,120,342             2,604,215

Property and equipment, net                             19,253           (19,253)                   --
Capitalized software, net                            1,623,675        (1,623,675)                   --
Other assets                                                --           100,000(3)            100,000
                                                  ----------------------------------------------------
Total assets                                      $  3,126,801       $  (422,586)         $  2,704,215
                                                  ====================================================

Liabilities and Shareholders' Equity
Current liabilities:
     Accounts payable                             $    111,032       $  (111,032)         $         --
     Accrued expenses                                  162,917          (137,917)(4)            25,000
     Deferred revenue                                  501,110          (501,110)                   --
                                                  ----------------------------------------------------
Total current liabilities                              775,059          (750,059)               25,000
                                                  ----------------------------------------------------

Deferred tax liabilities                                35,670           (35,670)(5)                --
                                                  ----------------------------------------------------
Total liabilities                                      810,729          (785,729)               25,000
                                                  ----------------------------------------------------

Shareholders' equity:
       Common stock                                     45,410                                  45,410
     Warrants                                          166,728                                 166,728
     Additional paid-in capital                     11,835,846                              11,835,846
     Accumulated deficit                            (9,731,912)          363,143            (9,368,769)
                                                  ----------------------------------------------------
Total shareholders' equity                           2,316,072           363,143             2,679,215
                                                  ----------------------------------------------------
Total liabilities and shareholders' equity        $  3,126,801       $  (422,586)         $  2,704,215
                                                  ====================================================

See accompanying notes

                       ROBOCOM SYSTEMS INTERNATIONAL INC.

              Unaudited Pro Forma Condensed Statement of Operations
                               As of May 31, 2005

                                                   Historical           Pro Forma
                                                  May 31, 2005       Adjustments (6)       Pro Forma
                                                  ------------       ---------------       ---------
Revenues:
   Software license fees                          $    322,498       $  (322,498)         $         --
   Services                                          1,570,788        (1,570,788)                   --
   Hardware                                            129,985          (129,985)                   --
   Maintenance                                       1,544,964        (1,544,964)                   --
                                                  ----------------------------------------------------
   Total revenues                                    3,568,235        (3,568,235)                   --
                                                  ----------------------------------------------------

Cost of revenues:
   Cost of license fees                                 72,470           (72,470)                   --
   Cost of services                                    647,396          (647,396)                   --
   Cost of hardware                                    119,946          (119,946)                   --
   Cost of maintenance                                 678,747          (678,747)                   --
                                                  ----------------------------------------------------
   Total cost of revenues                            1,518,559        (1,518,559)                   --
Amortization of software development costs             758,159          (758,159)                   --
                                                  ----------------------------------------------------
                                                     2,276,718        (2,276,718)                   --
                                                  ----------------------------------------------------
Gross margin                                         1,291,517        (1,291,517)                   --

Selling, general and administrative expenses           798,907          (617,819)              181,088
                                                  ----------------------------------------------------
Income from operations                                 492,610          (673,698)             (181,088)
Interest income (expense), net                           6,122            66,784                72,906
                                                  ----------------------------------------------------
Income before income taxes                             498,732          (606,914)             (108,182)
Income tax benefit                                       4,130            (4,130)                   --
                                                  ----------------------------------------------------
Net income                                        $    502,862       $  (611,044)         $   (108,182)
                                                  ====================================================

Net income per basic and diluted share            $        .11                            $      (0.02)
                                                  ============                            ============

Weighted average shares outstanding:
   Basic                                             4,525,080                               4,525,080
                                                  ============                            ============
   Diluted                                           4,673,412                               4,673,412
                                                  ============                            ============

See accompanying notes.

                       Robocom Systems International Inc.
                Notes to unaudited Pro Forma Financial Statements

Pro Forma Adjustments

The unaudited pro forma financial statements reflect the following pro forma adjustments:

      1. The pro forma condensed balance sheet as of May 31, 2005 reflects adjustments that eliminate our assets and liabilities as if the sale was consummated on May 31, 2005. Other adjustments reflect the assumed receipt of the estimated initial purchase price of $2,970,000, less $500,000 in estimated transaction costs. Additionally, the Agreement calls for $200,000 to be received over a two-year period.

      2. Remaining amount represents the current receivable of $100,000 per the Agreement and the remaining balance of miscellaneous pre-paid expenses not assigned.

      3. Represents the long-term receivable of $100,000 to be received per the Agreement.

      4. Remaining amount represents an estimated liability of $25,000 to holders of outstanding options and warrants in-the-money as of the date of the asset sale.

      5. No pro forma provision for taxes was made for the potential income tax liabilities because we believe that all of the taxable gain will be offset by available net operating loss carryforwards.

      6. The pro forma condensed statement of operations for the year ended May 31, 2005 reflects the elimination of our operating results as if the proposed sale had been consummated as of June 1, 2004. For the year ended May 31, 2005, our historical results of operations have been adjusted to eliminate gross margin of $1,291,517 and to reflect a reduction of $617,819 related to expenses we paid in the form of salaries expense, selling expenses and general and administrative expenses that will not continue after the sale. No pro forma adjustments were made for the potential income tax benefits associated with the increased pro forma loss from continuing operations before federal income tax benefit because the realization of those benefits is uncertain and depends on whether we will have sufficient taxable operating income in the future.